UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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KEYCORP

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KeyCorp

2020 Proxy Statement and Notice of Annual Meeting of Shareholders

127 PUBLIC SQUARE CLEVELAND, OHIO 44114 April 3, 2020

Message to the Shareholders BETH E. MOONEY Retiring Chairman of the Board and Chief Executive Officer CHRISTOPHER M. GORMAN President and Chief Operating Officer

Dear Shareholder,

In 2019, we delivered on our commitments and continued to invest and position our company for growth. Last year marked our seventh consecutive year of delivering positive operating leverage, driven by momentum in our core businesses and strong expense management. Importantly, we have maintained sound credit quality and a disciplined approach to capital management – including a 9% increase in our common share dividend year-over-year.

In September 2019, I announced my retirement effective May 1, 2020, and that Chris Gorman will succeed me as Chairman and CEO. This decision was made in conjunction with the full Board of Directors, and a very thorough and robust planning process. Overseen by the Board, the succession has been seamless and is a testament to our collective confidence in the talented and diverse team at Key. I look forward to the company’s continued success under Chris and the entire team’s leadership in 2020 and beyond.

On behalf of your Board of Directors, we are pleased to invite you to KeyCorp’s 2020 Annual Meeting of Shareholders on Thursday, May 21, 2020, beginning at 8:30 a.m., local time.

We encourage you to carefully review this year’s notice and proxy statement, which contain important information about proxy voting and the business to be conducted at the meeting, as well as highlights of KeyCorp’s 2019 performance. We hope you will attend the meeting, but even if you plan to attend, we encourage you to vote your shares in advance of the meeting by telephone, online, or by returning your completed proxy card to us.

Every shareholder vote is important and we want to ensure your shares are represented at the meeting. Please vote your shares as promptly as possible.

Thank you for your continued support of KeyCorp.

Sincerely,

Beth E. Mooney

Notice of Annual Meeting of Shareholders of KeyCorp

Date and Time:	Place*:
Thursday, May 21, 2020, at 8:30 a.m., local time	One Cleveland Center 1375 East Ninth Street Cleveland, Ohio 44114

Items of Business:

At the meeting, the shareholders will vote on the following matters:

1.	Election of the 12 directors named in the proxy statement to serve for one-year terms expiring in 2021;

2.	Ratification of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 2020;

3.	Advisory approval of KeyCorp’s executive compensation;
4.	A shareholder proposal seeking to reduce the ownership threshold to call a special shareholder meeting; and

5.	Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date:

Shareholders of record of KeyCorp common shares at the close of business on Friday, March 27, 2020, have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

Delivery of Proxy Materials:

We will first mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about Monday, April 6, 2020. On or about the same day, we will begin mailing paper copies of our proxy materials to shareholders who have requested them.

Voting:

It is important that your shares are represented and voted at the meeting. You may vote by telephone, online, or by mailing your signed proxy card in the enclosed return envelope if the proxy statement was mailed to you. If you do attend the meeting, you may withdraw any previously-voted proxy and personally vote on any matter properly brought before the meeting.

By Order of the Board of Directors

Craig T. Beazer

Secretary and General Counsel

April 3, 2020

Internet Availability of Proxy Materials: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 21, 2020: Our 2020 proxy statement, proxy card, and Annual Report on Form 10-K for the year ended December 31, 2019, are available at www.envisionreports.com/key.

*

As disclosed on page 64 of this proxy statement, we reserve the right to reconsider the date, time, and/or means of convening the Annual Meeting, including the possibility that the meeting may be held solely by means of remote communication due to COVID-19.

Proxy Statement

The Board of Directors of KeyCorp (“Key,” the “Company,” “our,” “us” or “we”) is furnishing you with this proxy statement to solicit shareholder proxies to be voted at the 2020 Annual Meeting of Shareholders to be held on May 21, 2020 (the “Annual Meeting”), and at all postponements and adjournments thereof. The 2020 Annual Meeting will be held at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114.*

The mailing address of our principal executive office is 127 Public Square, Cleveland, Ohio 44114. KeyCorp employs the cost-effective and environmentally-conscious “notice and access” delivery method. This allows us to give our shareholders access to a full set of our proxy materials online. Beginning on or about April 6, 2020, we will send to most of our shareholders, by mail or e-mail, a notice explaining how to access our proxy materials and vote online. This notice is not a proxy card and cannot be used to vote your shares. On or about April 6, 2020, we will also begin mailing paper copies of our proxy materials to shareholders who have requested them.

All record holders of KeyCorp common shares at the close of business on Friday, March 27, 2020, are entitled to vote. On that date, there were 963,466,166 KeyCorp common shares outstanding. Holders of KeyCorp common shares are entitled to one vote for each share held of record.

*

As disclosed on page 64 of this proxy statement, we reserve the right to reconsider the date, time, and/or means of convening the Annual Meeting, including the possibility that the meeting may be held solely by means of remote communication due to COVID-19.

Proxy Statement Summary

This summary contains highlights of information contained elsewhere in our proxy statement and does not contain all of the information that you should consider. Please read the entire proxy statement before you vote.

Proposals for the Annual Meeting

Proposal	Page	Board Recommendation

1. Election of Directors You are being asked to elect 12 directors. Each of the nominees is standing for election to hold office until the 2021 Annual Meeting of Shareholders.	1	“FOR” each nominee

2. Auditor Ratification You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent auditor for fiscal year 2020. One or more representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions from shareholders.	59	“FOR”

3. Say-on-Pay You are being asked to give advisory approval of compensation paid to KeyCorp’s Named Executive Officers (as defined on page 22 of this proxy statement). This advisory vote is held on an annual basis.	60	“FOR”

4. Shareholder Proposal Seeking to Reduce the Ownership Threshold to Call a Special Shareholder Meeting A shareholder proposal seeking to amend KeyCorp’s Third Amended and Restated Regulations to reduce the ownership threshold required to call a special shareholder meeting from 25% to 10% is being presented for vote.	61	“AGAINST”

Voting Your Shares

Who May Vote:	Voting Online:	Voting by Telephone:

Shareholders of record as of the close of business on March 27, 2020.	Registered holders can go to www.envisionreports.com/key and follow the instructions. If you hold your shares in street name, please follow the instructions found on your voting instruction form.	Follow the instructions in the Notice of Internet Availability of Proxy Materials or on your proxy card.

Voting by Mail:	Voting in Person:

Complete, sign, and date the proxy card and return it in the envelope that was provided in the proxy statement mailing package.	If you choose to attend the Annual Meeting in person, you will be asked to present photo identification and proof that you own KeyCorp common shares before entering the meeting. If you want to vote shares that you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the broker, bank, or other nominee that holds your shares.

Even if you plan to attend the Annual Meeting, we encourage all shareholders to vote in advance of the meeting.

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Proxy Statement Summary

2020 Director Nominees

Name	Age	Director Since	Independent	Current Committee Memberships
				Audit	C&O	NCGC	Risk	Technology	Executive
Bruce D. Broussard	57	2015	Yes		✓			✓
Gary M. Crosby	65	2016	No
Alexander M. Cutler (1)	68	2000	Yes		✓	Chair			✓
H. James Dallas	61	2005	Yes	✓				Chair
Elizabeth R. Gile	64	2010	Yes			✓	Chair
Ruth Ann M. Gillis	65	2009	Yes				✓	✓
Christopher M. Gorman	59	2019	No
Carlton L. Highsmith	68	2016	Yes			✓	✓
Richard J. Hipple	67	2012	Yes	✓				✓
Kristen L. Manos	60	2009	Yes	✓					✓
Barbara R. Snyder	64	2010	Yes		✓				✓
David K. Wilson	65	2014	Yes				✓
(1)	Serves as KeyCorp’s independent Lead Director.

2019 Performance Highlights

In 2019, we delivered on our commitments and continued to invest for growth, marking another strong year for our company. We enhanced our financial and operational performance. We delivered our seventh consecutive year of positive operating leverage, driven by core business momentum, broad-based balance sheet growth, and strong expense control. Our distinctive business model, targeted relationship strategy and strong team enable us to continue to grow, improve efficiency, manage risk, and drive shareholder returns.

Driving Stronger Returns

•  7th consecutive year of positive operating leverage

•  Broad-based balance sheet growth reflects execution of relationship-based business model

•   Average loans and deposits both increased over 4% from prior year, driven by strength in our commercial and consumer businesses

•   Net interest income reflects proactive positioning to moderate interest rate risk

•  Continued momentum in fee-based businesses; ongoing investments to drive future returns

•  Strong expense discipline reflects continuous improvement and investments for growth

•   Full-year expenses, excluding notable items, decreased 3%(1)

•   Completed $200 million cost savings initiative in the first half of 2019

•  Cash efficiency ratio, excluding notable items, improved 140 basis points from prior year (1)

Strong Risk Management

•  Steadfast commitment to maintaining moderate risk profile and strong underwriting standards

•  Net charge-offs to average loans (excluding previously disclosed fraud event) of 0.31%(1); portfolios continued to perform well

Disciplined Capital Management	• Maintained strong capital position • Common share dividend increased 9% ($0.17 to $0.185 per common share) in 2019 • $868 million in common share repurchases in 2019

(1)

Non-GAAP financial measure. Please see the section entitled “GAAP to Non-GAAP Reconciliations” on pages 14 and 15 of our Fourth Quarter 2019 Earnings Release attached as Exhibit 99.1 to Form 8-K filed on January 23, 2020, for more information on these non-GAAP measures and reconciliations to the most comparable GAAP measures and page 24 thereof for the identification of notable items.

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Proxy Statement Summary

Corporate Governance Practices

We are committed to meeting high standards of ethical behavior, corporate governance, and business conduct. Some of our corporate governance best practices include:

Director Elections	• Annual elections for all directors (page 1) • Majority voting in uncontested elections (page 3)

Board Independence

•   All director nominees, other than Mr. Gorman and Mr. Crosby, are independent under the New York Stock Exchange’s and KeyCorp’s standards of independence (page 15)

•   Our standing Board committees (Audit, Compensation and Organization, Nominating and Corporate Governance, Risk, and Technology) consist solely of independent directors (page 10)

•   Independent Lead Director—Alexander M. Cutler—with extensive responsibilities (page 10)

•   Annual Lead Director evaluation and review of Board leadership structure by independent directors (pages 10 and 11)

•   Prior approval from the Lead Director of the Board agenda, schedule, and materials (page 10)

Standing Board Committees	Audit Committee	16 meetings in 2019	(page 12)
	Compensation and Organization Committee	7 meetings in 2019	(page 13)
	Nominating and Corporate Governance Committee	6 meetings in 2019	(page 12)
	Risk Committee	8 meetings in 2019	(page 13)
	Technology Committee	New in 2020	(page 14)

Practices and Policies

•   Experienced, diverse Board membership

•   Commitment to Board refreshment, with an average tenure of approximately eight years and three new directors added since 2015 (page 10)

•   Independent and non-management members of the Board met in executive session at every regular 2019 Board meeting (page 11)

•   Approximately 97% average attendance by directors at Board and committee meetings (page 11)

•   Annual self-assessments conducted by the Board, each committee, and each director (page 11)

•   Strong Board leadership in the oversight of enterprise risk (pages 14 and 15)

•   Annual disclosure of KeyCorp political spending (page 18)

•   Strong director education program (page 17)

Shareholder Engagement

•   Active shareholder engagement program (pages 16 and 17)

•   Engage with shareholders on a regular basis throughout the year to discuss a range of topics, including company performance, strategy, risk management, executive compensation, and corporate governance

•   Activities include ongoing communication, numerous investor conferences, on- and off-site analyst and investor meetings, and roadshows

•   Directors are available to meet with our shareholders

For a more detailed discussion concerning KeyCorp’s corporate governance practices, please refer to the section entitled “The Board of Directors and Its Committees” beginning on page 10 of this proxy statement.

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Proxy Statement Summary

Executive Compensation Highlights

The objectives of our executive compensation program are to:

•	Make pay decisions based on performance of the Company, the business unit, and the individual;

•	Deliver pay in a way that reinforces focus on balancing short- and long-term financial performance objectives; and

•	Support sustainable performance with policies that are focused on prudent risk-taking and the balance between risk and reward.

We manage to total pay opportunity (i.e., the sum of base salary and incentives), rather than making separate decisions on each element of pay, for each executive officer.

We support our compensation program with a number of best practices in governance and executive compensation, including the following:

What We Do:	What We Don’t Do:

✓ Impose robust stock ownership guidelines

✓ Subject shares to post-vesting holding period

✓ Use tally sheets

✓ Review share utilization

✓ Retain an independent compensation consultant

✓ Maintain clawback and forfeiture policies

×   No employment agreements for executive officers

×   No tax gross-ups

×   No “single trigger” change of control agreements

×   No active SERPs

×   No hedging or pledging of KeyCorp securities

×   No “timing” of equity grants

×   No repricing of stock options

2019 was a successful year for KeyCorp. We delivered results for our stakeholders and continued to position the Company for the future. Our distinctive business model, targeted relationship strategy, and strong team enable us to continue to grow, improve efficiency, manage risk, and drive shareholder returns. Our 2019 compensation highlights include:

What We did…	How We Delivered…
We delivered on our short-term financial plan.

•   While the KeyCorp 2019 Annual Incentive Plan performed at 80%, we delivered on our core short-term financial plan excluding the fraud loss we disclosed in our Form 8-K filed July 16, 2019 (referred to herein as the “fraud loss”).

We achieved our long-term financial performance targets.

•   The 2017-2019 Long-Term Incentive Plan (performance awards) performed at 91.3% of target as our Return on Tangible Common Equity was at the 45th percentile of our Peer Group and Cumulative Earnings per Share exceeded our three-year financial plan.

Our Chief Executive Officer was awarded $10.7 million in total direct compensation for our performance for 2019.	• 2019 compensation of our Chief Executive Officer included a $2 million annual incentive paid for 2019 and a $7.5 million long-term incentive granted in 2020.

iv

v

            PROPOSAL ONE: Election of Directors

PROPOSAL ONE: Election of Directors

Our Board of Directors (the “Board”), elected by KeyCorp’s shareholders, oversees the business and management of KeyCorp. Members of the Board monitor and evaluate KeyCorp’s business performance through regular communication with the Chief Executive Officer and senior management and by participating in Board and Board committee meetings. The Board is committed to sound and effective corporate governance policies and high ethical standards. The size of the Board will be fixed at 12 members, effective as of the Annual Meeting of Shareholders.

On September 19, 2019, Beth Mooney announced that she will retire as Chairman and Chief Executive Officer of KeyCorp, effective May 1, 2020, but will continue to serve as a director of KeyCorp until this Annual Meeting of Shareholders, when she will retire and her term as a director will end. On September 19, 2019, the Board appointed Christopher Gorman to the Board for a term expiring at this Annual Meeting of Shareholders. Mr. Gorman will succeed Ms. Mooney as Chairman and Chief Executive Officer on May 1, 2020.

Additionally, Charles P. Cooley and William G. Gisel, Jr., each of whom served as a director during 2019, will continue to serve as a director of KeyCorp until this Annual Meeting of Shareholders, when each will retire and their respective terms as a director will end.

Under KeyCorp’s Regulations, directors are elected to one-year terms expiring at each subsequent Annual Meeting of Shareholders.

Director Recruitment and Qualifications

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, and recommending to the Board a slate of nominees for election at each Annual Meeting of Shareholders. All director nominees must have a record of high integrity and other requisite personal characteristics and must be willing to make the time commitment required of directors. The Nominating and Corporate Governance Committee uses the following criteria when evaluating director nominee candidates:

•

demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role with a large or recognized organization (private sector (profit or nonprofit), governmental, or educational);

•	a high level of professional or business expertise relevant to KeyCorp (including, among others, information technology, marketing, finance, banking or the financial industry, or risk management);

•	in the case of non-employee directors, satisfaction of the “independence” criteria set forth in KeyCorp’s Standards for Determining Independence of Directors;

•

service as a director for not more than (i) two other public companies if he or she is a senior executive officer of a public company, or (ii) three other public companies if he or she is not a senior executive officer of a public company; and

•	the ability to think and act independently, as well as the ability to work constructively in the overall Board process.

The criteria used in director recruitment are flexible guidelines to assist in evaluating and focusing the search for director candidates.

The Board also considers whether the candidate would enhance the diversity of the Board in terms of gender, race, experience, and/or geography. The current composition of the Board reflects the Nominating and Corporate Governance Committee’s focus in this area and the importance of diversity to the Board as a whole, with five female directors and two minority directors.

In evaluating Board nominees who satisfy the above criteria, the committee also considers:

•	the skills and business experience currently needed for the Board by using a comprehensive skills matrix;

•	the current and anticipated composition of the Board in light of the business activities and strategic direction of KeyCorp and the diverse communities and geographies served by KeyCorp; and

•

the interplay of the candidate’s expertise and professional/business background in relation to the expertise and professional/business background of current Board members, as well as such other factors (including diversity) as the committee deems appropriate.

1

PROPOSAL ONE: Election of Directors

The Chair of the Nominating and Corporate Governance Committee extends an invitation to join the Board as a first-time director or to stand for election as a first-time nominee for director after discussion with and approval by the committee as a whole. The Nominating and Corporate Governance Committee then recommends the candidate to the entire Board for final approval.

The Nominating and Corporate Governance Committee retains an independent search firm to assist with identifying director candidates. The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve its fees and the other terms of its engagement.

The Nominating and Corporate Governance Committee utilizes a matrix approach that tracks each director’s and director nominee’s qualities and qualifications in a tabular format to assist the committee in maintaining a well-rounded, diverse, and effective Board. In addition, the matrix approach helps the Nominating and Corporate Governance Committee identify any qualities, qualifications, and experience for potential director nominees that would help improve the composition of and add value to the Board. The Nominating and Corporate Governance Committee seeks directors who have held leadership positions in public companies and have experience in the banking or financial industry, cybersecurity, finance, marketing, mergers and acquisitions, regulatory matters, retail and small business, and risk management. The chart below describes the qualifications and experience of our non-management directors who currently serve on the Board:

Banking and Financial Industry

5 Directors

We value directors who have experience in our industry.

Cybersecurity

8 Directors

We rely heavily on information technology systems to conduct our business. A significant portion of our operations relies on the secure processing, storage, and transmission of personal and confidential information, such as the personal information of our customers. Cybersecurity experience is an important skill that we value in our directors.

Finance

9 Directors

We use numerous financial metrics to measure our performance and are also required to maintain certain minimum capital ratios. An understanding of finance and accounting is an important qualification for our directors. Two of our current directors qualify as “audit committee financial experts” under SEC regulations.

Marketing

4 Directors

We operate in a highly competitive industry. As we strive to grow organically and increase our market share, having directors who have marketing experience is important to us.

Mergers and Acquisitions

9 Directors

We regularly evaluate merger and acquisition and strategic partnership opportunities. We value directors who have experience with mergers and acquisitions.

Regulatory

7 Directors

Because we are subject to specialized regulations as a financial institution, we find it valuable to have directors with knowledge of banking regulations. Our Board also benefits from having a director who is a former bank regulator.

Retail and Small Business

3 Directors

We provide banking products to our customers, including small businesses, through our network of branches and ATMs. We believe that directors with retail and small business experience provide valuable insight into our retail branch network.

Risk Management

7 Directors

Effectively managing risk and reward is one of Key’s strategic priorities. In light of the Board’s role in overseeing risk management and understanding the most significant risks facing Key, having directors with risk management experience is important to us.

The Nominating and Corporate Governance Committee is continually in the process of identifying potential director candidates, and individual Board members are encouraged to submit any potential nominee to the Chair of the Nominating and Corporate Governance Committee. Shareholders may also submit potential director nominees by providing appropriate prior written notice to the Secretary of KeyCorp. The Nominating and Corporate Governance Committee will consider suggestions by shareholders concerning qualified candidates for election as directors. Page 65 of this proxy statement includes important information for shareholders who intend to submit a director nomination for the 2021 Annual Meeting of Shareholders.

2

            PROPOSAL ONE: Election of Directors

Director Assessments

Each year, the Nominating and Corporate Governance Committee, led by the Lead Independent Director, conducts a thorough evaluation process to assess the effectiveness of each of our directors. In conjunction with the matrix approach described in the previous section, this evaluation process not only promotes a Board that has an appropriate mix of director backgrounds, skills, and competencies, but also ensures that the directors within that mix are consistently performing their roles at a level that enhances Board effectiveness.

Each director is required to complete a questionnaire designed to assist the director with rating his or her own effectiveness, including providing an opportunity for directors to recommend how they could be utilized on committees or in leadership roles, as well as suggest useful and emerging topics for board education. Each of these questionnaires is reviewed by our Lead Independent Director and the Nominating and Corporate Governance Committee and is then used as a foundation for an individualized discussion of each director’s performance in an executive session of our Nominating and Corporate Governance Committee (which includes each of our Committee Chairs). Ultimately, these discussions are considered when making nomination, committee makeup, and board leadership decisions.

For more information on our Board Assessment practices in general, please see “Board Assessments” on page 11 of this proxy statement.

Election Process

KeyCorp has adopted a majority voting standard in uncontested elections of directors and plurality voting in contested elections. In an uncontested election, a nominee must receive a greater number of votes “FOR” than “AGAINST” his or her election. If an uncontested nominee who is already a director receives more “AGAINST” votes than “FOR” votes, that director nominee will continue to serve as a “holdover director,” but must submit to the Board an offer to resign as a director. The Nominating and Corporate Governance Committee will consider the holdover director’s resignation and will submit a recommendation to accept or reject the resignation to the Board. The Board (excluding the holdover director) will act on the committee’s recommendation and publicly disclose its decision.

2020 Nominees for Director

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the individuals identified on the following pages for election as directors. Each nominee is currently a director of KeyCorp. Biographical information for each nominee is provided as of the most recent practicable date. The Board believes that the qualifications and experience of the director nominees, as described below, will continue to contribute to an effective and well-functioning Board. The Board and the Nominating and Corporate Governance Committee believe that the directors, individually and as a whole, possess the necessary qualifications to provide effective oversight of KeyCorp’s business, as well as quality advice and counsel to KeyCorp’s management.

If elected, each nominee will continue to serve as a director until KeyCorp’s 2021 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified or he or she resigns or is otherwise removed. There is no reason to believe that any of these director nominees will be unable or unwilling to serve if elected. Should any nominee be unable to accept nomination or election, the proxies may be voted for the election of a substitute nominee recommended by the Board. Alternatively, the Board may recommend a shareholder vote holding the position vacant, to be filled by the Board at a later date.

The Board of Directors unanimously recommends that shareholders vote “FOR” each of the following director nominees.

3

PROPOSAL ONE: Election of Directors

Bruce D. Broussard

Age: 57 Director Since: 2015 KeyCorp Committee(s): • Compensation and Organization • Technology

Biography:

Mr. Broussard is President and Chief Executive Officer and a director of Humana, Inc., a publicly-held health and well-being company. Prior to his election as Humana’s Chief Executive Officer in 2013 and as President in 2011, Mr. Broussard held numerous senior executive and senior financial roles with McKesson Corporation, a health care services company, and its predecessor U.S. Oncology. Mr. Broussard also previously served as a director of U.S. Physical Therapy, Inc. from 1999 to 2011. Mr. Broussard is a member of The Business Council.

Select Qualifications and Experience:

•   Significant executive leadership experiences in the highly-regulated healthcare and insurance industries, including Chief Executive and Chief Financial Officer roles with Humana, McKesson Corporation, Harbor Dental, Inc., Sun Healthcare Group, Inc., and Regency Health Services, Inc.

•   Extensive financial and accounting background with healthcare and health insurance companies and major global accounting firms.

Other Public Directorships: • Humana, Inc. (since 2013)

Gary M. Crosby

Age: 65 Director Since: 2016

Biography:

Mr. Crosby joined the Board in August 2016 in connection with the First Niagara merger. Mr. Crosby served as President and Chief Executive Officer and as a director of First Niagara from 2013 through the consummation of the merger. He joined First Niagara as Chief Administrative Officer in 2009 and served as Chief Operating Officer from 2010-2013. In 2004, Mr. Crosby was asked to help the Buffalo City School District as Chief Financial Officer and Chief Operating Officer and provided his service to the district by spearheading its financial management reform until 2009. Mr. Crosby also was a venture capital partner with Seed Capital Partners and a founding shareholder of ClientLogic Corporation, serving as Chief Financial and Chief Operating Officer. He has also held senior financial leadership positions in banking and manufacturing and was a CPA with KPMG Peat Marwick. Mr. Crosby is President of the board of First Niagara Foundation, director of the Buffalo Public Schools Foundation, director of the Community Foundation for Greater Buffalo, a director of AAA Western and Central New York, and a director of Kaleida Health.

Select Qualifications and Experience:

•   As former Chief Executive Officer of First Niagara, brings extensive knowledge of the First Niagara businesses and the geographic markets in which First Niagara operated as well as leadership experience in the banking industry.

•   Significant experience in financial management, accounting, operations, risk management, mergers and acquisitions, and integration of acquired companies from a distinguished career as Chief Financial Officer, Chief Operating Officer, and Chief Executive Officer across a wide variety of industries and public companies.

4

PROPOSAL ONE: Election of Directors

Alexander M. Cutler

Age: 68 Director Since: 2000 KeyCorp Committee(s): • Nominating and Corporate Governance (Chair) • Compensation and Organization • Executive

Biography:

Mr. Cutler is KeyCorp’s independent Lead Director. From 2000 through May of 2016, he was Chairman and Chief Executive Officer of Eaton Corporation plc, a publicly-held, global diversified power management company with approximately 101,000 employees that sells products to customers in more than 175 countries. He is a member of the board of directors of the United Way of Greater Cleveland and the Musical Arts Association.

Select Qualifications and Experience:

•   Experience across a wide range of senior management and executive roles with Eaton Corporation plc and certain of its predecessor companies. Significant corporate governance experience and public company board experience through his role as Chairman of Eaton Corporation plc, his service on the DuPont de Nemours, Inc. board, and as a former member of the Executive Committee of the Business Roundtable.

•   Extensive experience negotiating and completing acquisitions and divestitures and integrating acquired companies gained through leadership positions with Eaton Corporation plc.

Other Public Directorships: • DuPont de Nemours, Inc. (since 2008) • Eaton Corporation plc (2000–2016)

H. James Dallas

Age: 61 Director Since: 2005 KeyCorp Committee(s): • Audit • Technology (Chair)

Biography:

In 2013, Mr. Dallas retired as Senior Vice President of Quality and Operations at Medtronic Inc., a global medical technology company. Mr. Dallas, who joined Medtronic Inc. in 2006, had previously served as Senior Vice President and Chief Information Officer at Medtronic Inc. Mr. Dallas’s responsibilities included executing cross-business initiatives to maximize the company’s global operating leveraging. Mr. Dallas also served as a member of Medtronic Inc.’s executive management team. Mr. Dallas is an independent consultant focusing on change management, information technology strategy, and risk. He also serves as Chairman Emeritus of the Atlanta Community Food Bank and a director of Grady Memorial Hospital Corporation.

Select Qualifications and Experience:

•   Significant experience with information technology, information technology security, and data privacy, including prior service as the Chief Information Officer of Medtronic Inc. and, prior to that, as Chief Information Officer of Georgia-Pacific Corporation.

•   As Chief Information Officer for major public corporations, had primary responsibility for risks related to information technology and security. As Senior Vice President of Quality and Operations with Medtronic Inc., held significant responsibility for operational risk management.

Other Public Directorships: • Centene Corporation (since 2020) • Strategic Education, Inc. (formerly Cappella Education Company) (since 2015) • WellCare Health Plans, Inc. (2016-2020)

5

PROPOSAL ONE: Election of Directors

Elizabeth R. Gile

Age: 64 Director Since: 2010 KeyCorp Committee(s): • Risk (Chair) • Nominating and Corporate Governance

Biography:

In 2005, Ms. Gile retired from Deutsche Bank AG where she was Managing Director and the Global Head of the Loan Exposure Management Group since 2003. From 2007 to 2009, Ms. Gile was Managing Director and Senior Strategic Advisor to BlueMountain Capital Management, a hedge fund management company. Ms. Gile has been a director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company Americas since 2005. Ms. Gile is a trustee and Secretary of the board of the Brooklyn Botanic Garden.

Select Qualifications and Experience:

•   A distinguished career in the banking, finance, and capital markets industries with leading global financial institutions. Significant roles with J.P. Morgan, Deutsche Bank AG, and Toronto Dominion Securities managing loan portfolios, capital markets, derivatives and corporate lending transactions, and credit research.

•   As Global Head of the Loan Exposure Management Group for Deutsche Bank AG, had global responsibility for managing the credit risk of loans and lending-related commitments, giving her experience in identifying, assessing, and managing risk exposures of a large, complex financial firm.

Other Public Directorships: • Watford Re Ltd. (since 2017)

Ruth Ann M. Gillis

Age: 65 Director Since: 2009 KeyCorp Committee(s): • Risk • Technology

Biography:

From 2008 until her retirement in 2014, Ms. Gillis served as Executive Vice President and Chief Administrative Officer of Exelon Corporation, a publicly-held electric utility company. Ms. Gillis also served as President of Exelon Business Services Company, a subsidiary of Exelon Corporation. She served as a member of Exelon Corporation’s executive committee, pension investment committee, and the corporate risk management committee, and was a member of the Exelon Foundation Board. Prior to those roles, she served as Executive Vice President of Commonwealth Edison Company and as Chief Financial Officer of Exelon Corporation. Ms. Gillis is an honorary trustee of the University of Chicago Cancer Research Foundation, serves as a national member and treasurer of the board of directors of the Lyric Opera of Chicago, and is a life trustee of the Goodman Theatre.

Select Qualifications and Experience:

•   Extensive finance, management, operational and risk management expertise and history of accomplishment and executive ability as Chief Administrative Officer and Chief Financial Officer of Exelon Corporation.

•   Significant experience leading complex organizations in highly-regulated industries such as banking, healthcare, and utilities.

Other Public Directorships: • Voya Financial Inc. (since 2015) • Snap-on Incorporated (since 2014)

6

            PROPOSAL ONE: Election of Directors

Christopher M. Gorman

Age: 59 Director Since: 2019

Biography:

Mr. Gorman was elected President and Chief Operating Officer of KeyCorp in September 2019 and will serve in that role until he becomes Chairman and Chief Executive Officer on May 1, 2020. Mr. Gorman joined KeyCorp in 1998 when it acquired McDonald Investments, a registered broker-dealer, where Mr. Gorman held various leadership roles. Since joining KeyCorp, Mr. Gorman has served in numerous capacities including President of Banking and Vice Chairman from 2017 to 2019, as Merger Integration Executive leading KeyCorp’s integration of First Niagara Financial Group, Inc. from 2016 to 2017, and as President of Key Corporate Bank from 2010 to 2016. Mr. Gorman is a member of The Bank Policy Institute and serves as a board member of the University Hospital Health System, the Catholic Community Foundation of Cleveland, and the Cleveland Museum of Art.

Select Qualifications and Experience:

•   Over 25 years of financial services leadership experience in corporate, investment, private, and retail banking. Provides critical insight on KeyCorp’s business and operations to the Board of Directors.

•   Leads the sales, service and operations of one of the largest financial services companies in the United States with 3.5 million clients and 18,000 colleagues. Oversees a $16.5 billion community benefits plan that delivers mortgage lending, community development, affordable housing, small business lending, and transformative philanthropy to the underserved.

•   Was responsible for leading the integration of First Niagara Financial Group, Inc., a $40 billion financial institution with 400 branches, the largest acquisition in KeyCorp’s 190-year history.

Carlton L. Highsmith

Age: 68 Director Since: 2016 KeyCorp Committee(s): • Nominating and Corporate Governance • Risk

Biography:

Mr. Highsmith joined the Board in August 2016 in connection with the First Niagara merger. He was a member of the board of First Niagara since 2011, serving on the Governance/Nominating Committee and the Audit Committee. He previously served on the board of NewAlliance Bancshares from 2006 until it was acquired by First Niagara in 2011. He founded The Specialized Packaging Group (“SPG”) based in Hamden, Connecticut in 1983, and served as its President and Chief Executive Officer from 1983 to 2009. Mr. Highsmith is Vice Chairman of the board of trustees of Quinnipiac University, Chairman of the Connecticut Center for Arts & Technology, Treasurer of the National Center for Arts & Technology, a trustee of the Yale-New Haven Hospital System, and a trustee and Chairman of the Investment Committee of the Community Foundation for Greater New Haven. He previously served on the Federal Reserve Bank of Boston Community Development Advisory Council of New England.

Select Qualifications and Experience:

•   Successful corporate executive and entrepreneur with significant bank board experience, having served on the board of directors of both NewAlliance and First Niagara.

•   Under Mr. Highsmith’s leadership, SPG grew to become the largest minority owned, and 7th largest overall, manufacturer of paperboard packaging in North America before it merged with PaperWorks Industries in 2009.

7

PROPOSAL ONE: Election of Directors

Richard J. Hipple

Age: 67 Director Since: 2012 KeyCorp Committee(s): • Audit • Technology

Biography:

Mr. Hipple retired as Executive Chairman of Materion Corporation, a publicly-held manufacturer of highly engineered advanced materials and related services, in December 2017. Mr. Hipple previously served as Chairman of the Board and Chief Executive Officer of Materion Corporation from 2006 to 2017 and President from 2005 to 2017. Prior to that, Mr. Hipple served in the steel industry for 26 years in a number of capacities, including project engineer, strategic planning, supply chain management, operations, sales and marketing, and executive management. Mr. Hipple is Chairman of the board of trustees of the Cleveland Institute of Music.

Select Qualifications and Experience:

•   Extensive exposure to global commerce as former Chief Executive Officer of Materion Corporation, which serves customers in more than 50 countries and employs 2,500 people worldwide. Additionally, experience as a director at Ferro Corporation, Barnes Group Inc., and Luxfer Holdings PLC, which represent manufacturing companies with leading technologies, broad international footprints, and market diversity. With significant experience in the oversight and management of financial risks, Mr. Hipple qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

•   Significant corporate governance and executive-level management experience, including as the Executive Chairman and President and Chief Executive Officer of Materion Corporation and as Chairman of the compensation committee of both Ferro Corporation and Luxfer Holdings PLC.

Other Public Directorships: • Luxfer Holdings PLC (since 2018) • Barnes Group Inc. (since 2017) • Ferro Corporation (2007–2018) • Materion Corporation (2006–2017)

Kristen L. Manos

Age: 60 Director Since: 2009 KeyCorp Committee(s): • Audit • Executive

Biography:

Ms. Manos is a partner with Sanderson Berry, a business strategy and advisory services firm. In 2014, Ms. Manos retired as President, Americas of Wilsonart LLC, the leading producer of high pressure decorative laminate products in North America. From 2004 to 2009, Ms. Manos served as President of Herman Miller North American Office and Executive Vice President of Herman Miller Inc., a global manufacturer and distributor of furnishings for a wide variety of professional and residential environments. Ms. Manos serves on the boards of two employee-owned companies, Columbia Forest Products, Inc. and Dexter Apache Holdings, Inc., and two private-equity-backed companies, C.H.I. Overhead Doors, LLC and Innovative Ergonomic Solutions LLC. She previously served on the board of International Relief and Development, where she also served as Interim Chief Executive Officer for four months in 2014.

Select Qualifications and Experience:

•   As President, Americas, of Wilsonart LLC, responsible for the direction and operation of a $600 million organization, and led the company through its sale to a private equity firm. In prior roles as Executive Vice President and President of Herman Miller North American Office Environments, was responsible for the direction and operation of a $1.5 billion organization. Participated in corporate risk evaluation, risk management, and scenario planning for both Wilsonart and Herman Miller, as well as for Herman Miller clients related to their facilities.

•   During her tenure with Herman Miller, Inc., held responsibility for marketing and development where she established a branding strategy and a vertical selling strategy in education and healthcare. Responsible for high-level business strategy, development, and assessment as a partner with Sanderson Berry.

Other Public Directorships: • American Capital, Ltd. (2015–2017)

8

            PROPOSAL ONE: Election of Directors

Barbara R. Snyder

Age: 64 Director Since: 2010 KeyCorp Committee(s): • Compensation and Organization • Executive

Biography:

Ms. Snyder has been President of Case Western Reserve University, a private research university located in Cleveland, Ohio, since 2007. In February 2020, it was announced that in the fall of 2020, she will be retiring as President of Case Western University to lead the Association of American Universities. Prior to joining Case Western Reserve University, Ms. Snyder served as Executive Vice President and Provost of The Ohio State University (“OSU”). She served as a faculty member of OSU’s Moritz College of Law from 1998 to 2007. From 2000 to 2007, she held the Joanne W. Murphy/Classes of 1965 and 1973 Professorship at OSU. Ms. Snyder serves on the boards of several nonprofit organizations including the Greater Cleveland Partnership, Unify Labs, University Circle Inc., and Internet 2, a consortium of research organizations to develop networking and advanced technologies for research and education. She was Chair of the board and is currently a director of the Business-Higher Education Forum, an organization of senior business and higher education leaders dedicated to strengthening America’s competitiveness by partnering on workforce solutions, and was Chair of the board and is currently a director of the American Council on Education, which represents 1,800 colleges and universities.

Select Qualifications and Experience:

•   President of Case Western Reserve University, one of the nation’s leading universities and a major private research institution with significant focus on science, engineering, and technology. Since 2007, Case Western Reserve University has tripled undergraduate admissions applications, become twice as selective, and dramatically increased the academic quality of the entering class.

•   Under Ms. Snyder’s leadership, Case Western Reserve University has experienced unprecedented fundraising success, setting new records for annual attainment and reaching a $1.5 billion capital campaign goal one and a half years ahead of schedule, with a final attainment of $1.82 billion.

Other Public Directorships: • Progressive Insurance Corporation (since 2014)

David K. Wilson

Age: 65 Director Since: 2014 KeyCorp Committee(s): • Risk

Biography:

Until his retirement in January 2014, Mr. Wilson served in a variety of positions with the Office of the Comptroller of the Currency (“OCC”) over the course of a 32-year career, including as Examiner-In-Charge (“EIC”) of two global banks and in a number of policy focused roles. In 2009, Mr. Wilson transitioned from Large Bank EIC into policy work, initially as Senior National Bank Examiner and co-chair of the OCC’s National Risk Committee. In 2010, he was appointed Deputy Comptroller for Credit and Market Risk. He then briefly served as Senior Deputy Comptroller and Chief National Bank Examiner before returning to the field as an EIC. Mr. Wilson is an independent consultant focusing on bank regulatory and risk strategy matters. He is also a member of the board of directors of KeyBank National Association.

Select Qualifications and Experience:

•   Significant bank regulatory and risk strategy expertise, including providing advice and counsel to the Comptroller of the Currency, testifying before Congress, developing policy, and regulatory rulemaking following the Dodd-Frank Act.

•   Extensive experience and understanding of the financial services regulatory climate, including participating in the Financial Stability Oversight Council (“FSOC”), serving as the OCC representative on FSOC’s Systemic Risk Committee, and chairing the Federal Financial Institutions Examination Council Task Force on Supervision.

9

The Board of Directors and Its Committees

The Board of Directors and Its Committees

The Board is currently comprised of 12 independent directors, two members of management (Ms. Mooney and Mr. Gorman), and one non-management, non-independent director (Mr. Crosby). Three of our directors have joined the Board since 2015, including two directors as a result of the First Niagara merger. The average tenure of our current Board members is approximately eight  years.

Board Leadership Structure

Our Board is committed to independent Board leadership. The Board’s independent leadership and oversight responsibilities are realized through the guidance of our independent Lead Director, our independent Board committee chairs, and the full involvement of each of our independent directors. KeyCorp’s independent directors have elected Alexander M. Cutler as the Board’s independent Lead Director for 2020.

Among his specific responsibilities, the independent Lead Director:

•

presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent and non-management directors held after each regularly scheduled Board meeting;

•	serves as liaison between the Chairman and the independent and non-management directors;

•	approves Board meeting schedules as well as meeting materials and agendas for each full Board meeting and executive sessions of independent and non-management directors;

•	has the authority to call meetings of the independent and non-management directors or the full Board at any time;

•	participates in discussions with major shareholders regarding governance matters as part of KeyCorp’s proactive shareholder engagement;

•

is in frequent contact with the Chairman with respect to major issues and strategic opportunities before KeyCorp, and any significant actions contemplated by KeyCorp are discussed with the Lead Director at an early stage;

•	advises on the retention of independent consultants to the Board;

•	interviews all candidates for election to the Board;

•	oversees changes to the composition of Board committees;

•	assists the Board and management in assuring compliance with applicable securities laws and fiduciary duties to shareholders;

•	oversees initiatives to implement enhancements to KeyCorp’s governance policies and the Corporate Governance Guidelines;

•	serves as a focal point for independent Committee Chairs, providing guidance, coordination, and advice for the committees;

•	together with the Chair of the Compensation and Organization Committee, facilitates the evaluation of the performance of KeyCorp’s Chief Executive Officer; and

•	is available for additional duties as they may arise.

The Lead Director seeks input from independent and non-management directors during executive sessions with respect to items to be included on the agenda for each Board meeting and provides feedback from the independent and non-management directors while engaging in the agenda-building process.

Each standing committee of the Board is chaired by an independent director and consists solely of independent directors. Our independent directors have extensive corporate governance and leadership experience, and many have significant public company experience. Three of our independent directors are or have been chief executive officers with public companies.

On September 19, 2019, Beth Mooney announced that she will retire as Chairman and Chief Executive Officer of KeyCorp, effective May 1, 2020. Christopher M. Gorman will succeed Ms. Mooney as Chairman and Chief Executive Officer on May 1, 2020. The Board believes that KeyCorp will be well served by Mr. Gorman’s combined role as Chairman and Chief Executive Officer. Mr. Gorman’s combined leadership role will allow him to set the overall tone and direction for KeyCorp, maintain consistency in the internal and external communication of our strategic and business priorities, and have primary responsibility for managing KeyCorp’s operations. Our many conversations between our directors and our shareholders regarding their views on Board leadership and independent oversight have confirmed our view that a strong, effective Lead Director, like Mr. Cutler, an independent Board, and independent key committees provide the independent leadership necessary to balance the combined Chairman and Chief Executive Officer role and, with the formal and informal mechanisms we have in place to facilitate the work of the Board and its committees, results in the Board effectiveness and efficiency that our shareholders expect.

10

The Board of Directors and Its Committees

In connection with Mr. Gorman’s upcoming appointment, the Board evaluated KeyCorp’s leadership structure and determined that it remains appropriate for and in the best interests of the Company, taking into account a variety of factors including KeyCorp’s size, the nature of its business, the regulatory framework in which it operates, and the leadership structure of its peers. The Board will continue to annually (or more often in the event that a new Chief Executive Officer is selected) assess KeyCorp’s leadership structure. Our Regulations provide the Board with flexibility to separate or combine the roles of Chairman and Chief Executive Officer as it deems necessary from time to time and on a case-by-case basis. The Board continues to believe that a primary consideration for KeyCorp is that, as a large financial institution subject to significant regulation, KeyCorp must communicate swiftly and consistently with our stakeholders, including our regulators. We believe that swift and consistent communication is significantly furthered by KeyCorp’s leadership, through our Chairman and Chief Executive Officer, speaking as a single voice on behalf of both the Board and management.

Board Assessments

Our Board believes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. Each year, the Board conducts a comprehensive evaluation process, overseen by the Nominating and Corporate Governance Committee, of both its own effectiveness, as well as the effectiveness of each of its members and its Lead Director. Additionally, each of our committees conducts its own tailored evaluation. Below are further details on our assessment processes:

Annual Evaluation Processes

Board Assessment	g The Board Assessment Questionnaire is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all directors for their consideration, with topics including board oversight, meeting cadence and materials, and composition and structure.	g Responses to the Questionnaire inform a discussion, led by our Lead Director, during an executive session of the full Board.

Committee Assessments	g Each Committee Assessment Questionnaire is reviewed by its respective committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to each committee’s respective directors for completion, with topics including materials, access to management, and meeting tenor.	g Responses to the Questionnaire are used by each Committee Chair to lead a discussion during the next session of the committee.

Director Assessments	g The Director Assessment Questionnaire is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all directors for their completion, asking each director to rate his or her performance and identify areas of opportunity.	g Responses to the Questionnaire serve as a foundation for an individualized discussion of each director’s performance in an executive session of our Nominating and Corporate Governance Committee.

Lead Director Assessment	g The Lead Director Assessment is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all directors for their completion, to provide feedback on the Lead Director’s performance against the role’s specified responsibilities.	g Responses to the Questionnaire inform a discussion of our Board, with the Lead Director excused from participation, in connection with the annual appointment of a Lead Director.

Board and Committee Responsibilities

The Board delegates various responsibilities and authority to its five standing committees: Audit, Nominating and Corporate Governance, Compensation and Organization (the “Compensation Committee”), Risk, and Technology. The Board has also established an Executive Committee that serves the functions described on page 14 of this proxy statement. The committees regularly report on their activities and actions to the full Board. The Board, with the recommendation of the Nominating and Corporate Governance Committee and in consultation with the Lead Director, appoints the members of the committees, and has determined that each member of a standing committee is an independent director under New York Stock Exchange independence standards.

The Board held six meetings during 2019. At every regularly-scheduled Board meeting, the independent and non-management members of the Board met in executive session (i.e., without the Chair or any other employee of KeyCorp present). The members of the Board attended, on average, approximately 97% of Board meetings and committee meetings held during 2019. No director attended less than 75% of such meetings. KeyCorp Board members are expected to attend the Annual Meeting of Shareholders, and all Board members but two serving at that time did so for the 2019 Annual Meeting of Shareholders.

11

The Board of Directors and Its Committees

The following describes the responsibilities and current membership of the standing committees of the Board and the number of times each committee met in 2019.

Audit Committee

Chair: Charles P. Cooley Other Members: H. James Dallas Richard J. Hipple Kristen L. Manos Number of Meetings in 2019: 16

Primary Responsibilities

•   Oversees the development of, and reviews, the financial information provided to KeyCorp’s shareholders

•   Is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor, oversees the audit fees negotiations with our independent auditor, and has sole authority to approve audit fees

•   Has responsibility over all KeyCorp internal audit and credit risk review functions, financial reporting, legal matters, and fraud risk

•   Oversees any material examinations of KeyCorp and its affiliates conducted by federal, state, or other authorities, and may supervise and direct any other special projects or investigations the committee deems necessary

•   Together with the Risk Committee, oversees and reviews our allowance for loan and lease losses methodology and monitors operational risk, and

•   Serves as the audit committee for KeyCorp’s subsidiary, KeyBank National Association.

Independence

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards.

Audit Committee Financial Experts

The Board of Directors has determined that Mr. Cooley and Mr. Hipple each qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance Committee

Chair: Alexander M. Cutler Other Members: Charles P. Cooley Elizabeth R. Gile William G. Gisel, Jr. Carlton L. Highsmith Number of Meetings in 2019: 6

Primary Responsibilities

•   Recommends to the Board nominees to stand for election as directors

•   Oversees the annual Board self-assessment process (including individual director self-assessments and the evaluation of the Lead Director), as well as KeyCorp’s policies and practices on significant issues of corporate social responsibility

•   Oversees corporate governance matters generally

•   Oversees and reviews KeyCorp’s directors’ and officers’ liability insurance program

•   Supports the Compensation and Risk Committees by facilitating a meeting of all independent Board committee Chairs to discuss the linkage between enterprise risk and compensation at KeyCorp, and

•   With the aid of market data, annually reviews and recommends to the Board a director compensation program that may include equity-based incentive compensation (no executive officer of KeyCorp has any role in determining the amount of director compensation, although the committee may seek assistance from our executive officers in designing equity compensation programs for directors).

12

The Board of Directors and Its Committees

Compensation and Organization Committee

Chair: William G. Gisel, Jr. Other Members: Bruce D. Broussard Alexander M. Cutler Barbara R. Snyder Number of Meetings in 2019: 7

Primary Responsibilities

•   Supports KeyCorp’s efforts to attract, retain, develop, and reward talent so that we can achieve our business objectives

•   Is responsible for overseeing the compensation of our senior executives, certain of our compensation programs, and our talent management and organizational development processes

•   Evaluates the competitiveness of our compensation programs and assesses the effectiveness of our succession planning, leadership development, and strategic hiring objectives

•   Approves the performance goals, performance objectives, and the compensation of our Chief Executive Officer and other senior executives and evaluates their performance relative to those goals and objectives

•   Establishes our overall compensation philosophy and oversees the implementation of this philosophy as it relates to our incentive compensation arrangements, including through approval of our incentive compensation policy

•   Is responsible for enforcing the compensation clawback policy

•   Appoints, directs, and oversees its independent advisors and performs additional duties described in its Charter, and

•   May delegate its authority to a subcommittee of its members and may allow limited delegations to management.

Independence

The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards.

Further discussion of the Compensation Committee can be found beginning on page 22 of this proxy statement under the heading “Compensation Discussion and Analysis.”

Risk Committee

Chair: Elizabeth R. Gile Other Members: Ruth Ann M. Gillis Carlton L. Highsmith David K. Wilson Number of Meetings in 2019: 8

Primary Responsibilities

•   Is responsible for assisting the Board with strategies, policies, procedures, and practices relating to the assessment and management of KeyCorp’s enterprise-wide risks, including credit risk, market risk, liquidity risk, compliance risk, operational risk, and other risks

•   Plays a crucial role in overseeing KeyCorp’s capital adequacy and compliance with regulatory capital requirements

•   Reviews and approves KeyCorp’s capital plan and recommends share repurchase authorizations to the Board consistent with approved capital plans

•   May exercise such authority as the Board delegates in connection with the authorization, sale, and issuance by KeyCorp of debt and other equity securities, and

•   Together with the Audit Committee, oversees and reviews our allowance for loan and lease losses methodology.

13

The Board of Directors and Its Committees

Technology Committee

Chair: H. James Dallas Other Members: Bruce D. Broussard Ruth Ann M. Gillis Richard J. Hipple Number of Meetings in 2019: 0 (New in 2020)

Primary Responsibilities

•   Reviews and approves KeyCorp’s technology planning and strategy including investments related to cybersecurity and reviews significant technology investments and expenditures

•   Monitors and evaluates existing and future trends in technology that may affect KeyCorp’s strategic plans or competitive position, including monitoring of overall industry trends

•   Provides oversight of management’s activities relating to technology strategy, performance, and innovation and monitors KeyCorp’s innovation and technology acquisition process and systems in place designed to achieve successful innovation

•   Reviews strategic IT projects with business and IT personnel to understand the functionality, business benefits, and user/customer adoption, and

•   Reports to the Risk Committee on risk management issues associated with the technology strategic investment plan and major technology vendor relationships.

The Board also has an Executive Committee, comprised of Ms. Mooney (Chair), Mr. Cooley, Mr. Cutler, Ms. Manos, and Ms. Snyder, which may exercise the authority of the Board, to the extent permitted by law, on any matter requiring Board or committee action between Board or committee meetings. The Executive Committee did not hold any meetings in 2019.

Upon the retirement of Ms. Mooney, Mr. Gisel, and Mr. Cooley at this Annual Meeting of Shareholders, Mr. Gorman will become the Chair of the Executive Committee, Ms. Snyder will become the Chair of the Compensation and Organization Committee, and Mr. Hipple will become the Chair of the Audit Committee, in each case, subject to their reelection to the Board.

Board Oversight of Risk

Our Board leadership and committee structure supports the Board’s risk oversight function. Generally, each Board committee oversees the following risks:

•

The Risk Committee has primary oversight responsibility for enterprise-wide risk at KeyCorp, including credit risk, market risk, liquidity risk, compliance risk, operational risk (including cybersecurity), as well as reputational and strategic risks, and oversight of the actions taken to mitigate these risks.

•	The Audit Committee has primary oversight responsibility for internal audit, financial reporting, legal matters, and fraud risk.

•	The Compensation Committee has primary oversight responsibility for risks related to our compensation policies and practices.

•	The Nominating and Corporate Governance Committee has primary oversight responsibility for significant issues of corporate social responsibility.

•

The Technology Committee provides additional oversight of risk management issues stemming from KeyCorp’s technology strategic investment plan, cybersecurity investments, and major technology vendor relationships.

The Audit and Risk Committees jointly oversee and review the allowance for loan and lease losses methodology and monitor operational risk. The committees receive, review, and evaluate management reports on risk for their areas of risk oversight. At each Board meeting, the Chair of each Board committee reports to the full Board on risk oversight issues.

Our Board structure enables the Board to exercise vigorous oversight of key issues relating to management development, succession and compensation, compliance and integrity, corporate governance, cybersecurity, and company strategy and risk. With respect to risk, the Board oversees that KeyCorp’s risks are managed in a manner that is effective and balanced and adds value for KeyCorp’s shareholders. The Board understands KeyCorp’s risk philosophy, approves KeyCorp’s risk appetite, inquires about risk practices, reviews the portfolio of risks, compares the actual risks to the risk appetite, and is apprised of significant risks, both current and emerging, and determines whether management is responding appropriately. With respect to risk and other areas that it oversees, the Board challenges management and promotes accountability.

KeyCorp has formed a senior level management committee, the Enterprise Risk Management Committee (“ERM Committee”), consisting of Mr. Gorman and other senior officers at KeyCorp, including KeyCorp’s Chief Risk Officer. The ERM Committee meets weekly and is central to ensuring that the corporate risk profile is managed in a manner consistent with KeyCorp’s risk appetite. The ERM Committee is also responsible for implementation of KeyCorp’s Enterprise Risk Management Policy, encompassing our risk philosophy, policy framework, and governance structure for the management of risks across the entire company. The Risk Committee of the Board oversees KeyCorp’s risk management program, including the ERM Committee. The Board approves the Enterprise Risk Management Policy and sets the overall level of risk KeyCorp is willing to accept and manage in pursuit of its strategic objectives.

14

            The Board of Directors and Its Committees

Oversight of Compensation-Related Risks

KeyCorp’s compensation program is designed to offer competitive pay for performance, aligned with KeyCorp’s short- and long-term business strategies, approved risk appetite and defined risk tolerances, and shareholders’ interests. Reviews of KeyCorp’s compensation plans by the Compensation Committee and KeyCorp management did not identify any plan that was reasonably likely to have a material adverse impact on KeyCorp or that would incentivize excessive risk-taking. The Compensation Committee also reviewed KeyCorp’s compensation plans to monitor compliance with KeyCorp’s risk management tolerances and safety and soundness requirements.

KeyCorp has a well-developed governance structure for its incentive compensation programs, including roles for the Board of Directors, senior management, lines of business, and control functions. The Board oversees KeyCorp’s incentive compensation programs, primarily through the Compensation Committee, with additional input and guidance from its Nominating and Corporate Governance, Risk, and Audit Committees. In addition to directly approving compensation decisions for senior executives, the Compensation Committee also approves KeyCorp’s overall Incentive Compensation Policy and Program so that KeyCorp’s incentive compensation practices remain in alignment with KeyCorp’s risk management practices. KeyCorp’s Incentive Compensation Policy and Program are intended to enhance KeyCorp’s risk management practices by rewarding appropriate risk-based performance.

We maintain a detailed and effective strategy for implementing and executing incentive compensation arrangements that provide balanced risk-taking incentives. KeyCorp’s incentive compensation arrangements are designed, monitored, administered, and tested by a multidisciplinary team drawn from various areas of KeyCorp, including Risk Management. This team is charged with seeing that our incentive compensation arrangements align with risk management practices and support the safety and soundness of the organization. From initial plan design to individual awards, KeyCorp’s program incorporates sound compensation principles and risk-balancing at every stage of the incentive compensation process, including:

•	the identification of employees who have the ability to influence or control material risk;

•	the use of risk-balancing mechanisms across all incentive plans that take into account the primary risks associated with employee roles;

•	the deferral of incentive compensation to balance risk and align an employee’s individual interests with KeyCorp’s future success and safety and soundness;

•	the development of clawback policies and procedures to recoup certain incentive compensation paid to employees in the event of certain risk-based events; and

•

the annual assessment of risk-balancing features, the degree to which selective plan design features affect risk-taking, the alignment of incentive metrics with business objectives, the overall competitiveness of the pay opportunity, the participation of control functions, and the effectiveness of monitoring and administration of the plans.

Director Independence

The Board of Directors has determined that all current members of the Board of Directors (i.e., Mss. Gile, Gillis, Manos, and Snyder, and Messrs. Broussard, Cooley, Cutler, Dallas, Gisel, Highsmith, Hipple, and Wilson), other than Ms. Mooney, Mr. Gorman, and Mr. Crosby, are independent directors and independent for purposes of the committees on which they serve. These determinations were made after reviewing the relationship of these individuals to KeyCorp in light of KeyCorp’s Standards for Determining Independence of Directors and the independence requirements of the New York Stock Exchange. Due to Mr. Crosby’s former position as Chief Executive Officer of First Niagara, the Board determined that Mr. Crosby is not an independent director.

To determine the independence of the members of the Board, the Board considered certain transactions, relationships, or arrangements between those directors, their immediate family members, or their affiliated entities, on the one hand, and KeyCorp or one or more of its subsidiaries, on the other hand. Certain directors, their respective immediate family members, and/or affiliated entities have banking relationships with Key, such as consumer banking products or credit relationships, and/or receive wealth management services. In addition, an affiliated entity of one of the directors received a charitable contribution from Key.

The Board determined that all of these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, were immaterial, and did not otherwise impair any director’s independence. Additionally, during the last three

15

The Board of Directors and Its Committees

fiscal years, there were no transactions between KeyCorp and any affiliated entities of the directors under which payments made or received exceeded 1% of the consolidated gross revenue of either KeyCorp, on the one hand, or the affiliated entity, on the other hand.

Related Party Transactions

Any transaction, relationship, or arrangement with KeyCorp or its subsidiaries in which a KeyCorp director, executive officer, or other related person has a direct or indirect material interest is subject to KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons. The Nominating and Corporate Governance Committee is responsible for applying the policy and uses the following factors identified in the policy in making its determinations:

•	whether the transaction conforms to KeyCorp’s Code of Business Conduct and Ethics and Corporate Governance Guidelines and is in KeyCorp’s best interests;

•	whether the transaction is entered into in the ordinary course of KeyCorp’s business;

•	whether the terms of the transaction are comparable to terms that could be obtained in arms’ length dealings with an unrelated third party;

•	whether the transaction must be disclosed under Item 404 of Regulation S-K under the Exchange Act; and

•	whether the transaction could call into question the independence of any of KeyCorp’s non-employee directors.

The policy provides exceptions for certain transactions, including those available to all KeyCorp employees generally, those involving compensation or indemnification of executive officers or directors authorized by the Board of Directors or one of its committees, those involving the reimbursement of routine business expenses, and those occurring in the ordinary course of business.

Banking and Credit Transactions with KeyCorp Executive Officers and Directors

From time to time during 2019, many of our directors and executive officers and some of their immediate family members and affiliated entities had deposit or credit relationships with or received investment or wealth management services from KeyBank National Association (“KeyBank”) or other KeyCorp subsidiaries in the ordinary course of business. Additional transactions and banking relationships may continue in the future.

First Niagara Bank, National Association, which has since merged into KeyBank, previously made a residential mortgage loan to an immediate family member of Mr. Crosby under First Niagara’s loan program for employees, which included an interest rate discount. At December 31, 2019, the amount outstanding on the loan to Mr. Crosby’s immediate family member was $173,221.25, and the largest amount outstanding on the loan during 2019 was $178,171.27. The amount of principal and interest paid during 2019 was $10,897.92, and the amount of interest payable during the remainder of the loan is $65,180.80.

All other credit relationships with our directors, executive officers, and other related persons were made in the ordinary course of business on substantially the same terms, including interest rate and collateral terms, as those prevailing at the time for comparable transactions with unrelated third parties and did not present heightened risks of collectability or other unfavorable features to KeyCorp or its subsidiaries.

Additionally, loans and extensions of credit by KeyBank to our directors, executive officers, and their related interests were made in compliance with Regulation O under federal banking law and KeyBank’s related policies and procedures. In addition to satisfying the standard set forth in the preceding paragraph, our Regulation O policies and procedures require that:

•	the amount of credit extended does not exceed individual and aggregate lending limits, depending upon the identity of the borrower and the nature of the loan; and

•	any extension of credit in excess of $500,000 be approved by the Board of Directors of KeyBank.

Shareholder Engagement

In order for management and the Board to better understand and consider shareholders’ perspectives, we regularly communicate with our shareholders, including to solicit and discuss their views on governance, executive compensation, and other matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the Company and our shareholders.

Throughout 2019, members of management and our independent Lead Director participated in discussions with a number of institutional shareholders, including many of our largest shareholders. Overall, participating investors expressed support for the Company’s governance and compensation practices. Feedback received during these meetings was presented to and discussed by the Nominating and Corporate Governance Committee, Compensation Committee and, as appropriate, other Board committees and the entire Board.

16

The Board of Directors and Its Committees

After considering feedback received from shareholders in recent years, we:

•	amended our Regulations to adopt a meaningful proxy access right for shareholders;

•	formalized additional responsibilities for the independent Lead Director and added disclosure about the Lead Director’s activities (see page 10 of this proxy statement);

•	formalized an annual evaluation of the Lead Director and incorporated the evaluation process in our Corporate Governance Guidelines;

•	increased our website disclosure with respect to our political spending and activity;

•	enhanced our public disclosures about employee diversity and pay equity, including through the publishing of an annual Diversity and Inclusion Report;

•	provided additional disclosure about the Audit Committee’s oversight and engagement of the independent auditor in the Audit Committee Report at page 58 in this proxy statement; and

•	created a robust summary (at pages i to iv in this proxy statement) and enhanced our Compensation Discussion and Analysis that begins at page 22 in this proxy statement.

In addition, our Chief Executive Officer, Chief Financial Officer, Director of Investor Relations, and other members of our senior management team receive regular feedback from the investment community—through ongoing communication, on- and off-site investor visits, meetings, and conferences—regarding our strategy, financial results, and other topics of interest, and regularly brief our Board on this feedback.

Director Education

Throughout the year, our directors participate in continuing education activities and receive educational materials on a wide variety of topics (including, corporate governance, the financial services industry, cybersecurity, executive compensation, risk management, finance, and accounting). Annually, the Board holds director education sessions focusing on topics suggested by the directors, including through feedback obtained in connection with our Board Assessment processes, at the November meeting of the Board and its committees. From time to time, our directors may also attend seminars and other educational programs at KeyCorp’s expense. These educational opportunities provide our directors with timely updates on best practices among our peers and in the general marketplace and further supplement our directors’ significant business and leadership experiences.

Communication with the Board

Interested parties may submit comments about KeyCorp to the directors in writing at KeyCorp’s headquarters at 127 Public Square, Cleveland, Ohio 44114. Correspondence should be addressed to “Lead Director, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and marked “Confidential.”

Interested parties wishing to communicate with the Audit Committee regarding accounting, internal accounting controls, or auditing matters may directly contact the Audit Committee by mailing a statement of their comments and views to KeyCorp at its corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Such correspondence should be addressed to “Chair, Audit Committee, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and should be marked “Confidential.”

17

Corporate Governance Documents

Corporate Governance Documents

The KeyCorp Board of Directors’ Committee Charters, KeyCorp’s Standards for Determining Independence of Directors, KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons, as well as the documents listed below, are available at www.key.com/ir under the “ESG Information” tab or elsewhere on KeyCorp’s website. Copies of these documents will be delivered, free of charge, to any shareholder who contacts KeyCorp’s Investor Relations Department at (216) 689-4221.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines (the “Guidelines”) that detail the Board’s corporate governance duties and responsibilities, many of which are described herein. The Guidelines take into consideration, and are reviewed annually and updated periodically to reflect, best practices in corporate governance and applicable laws and regulations. The Guidelines address a number of matters applicable to directors (such as director qualification standards and independence requirements, share ownership guidelines, and succession planning and management) and management (such as stock ownership guidelines for management and procedures for the annual evaluation of our Chief Executive Officer).

Code of Business Conduct and Ethics

We are committed to the highest standards of ethical integrity. Accordingly, the Board of Directors has adopted a Code of Business Conduct and Ethics for all of KeyCorp’s (and its subsidiaries’) employees, officers, and directors, which was last amended in July 2019. We will promptly disclose any waiver or amendment to our Code of Business Conduct and Ethics for our executive officers or directors on our website. Our Code of Business Conduct and Ethics ensures that each employee, officer, and director understands the basic principles that govern our corporate conduct and our core values of Teamwork, Respect, Accountability, Integrity, and Leadership.

Statement of Political Activity

An important part of our commitment to our community includes active participation in the political and public policy process that impacts the lives of our customers, shareholders, and business. As a large financial institution, our business is highly regulated at the federal, state, and local levels. We believe it is critically important to take a constructive role in the political process that will shape the future of business, our industry, and our community.

The Nominating and Corporate Governance Committee of the Board meets annually with a member of KeyCorp’s Government Relations team to review KeyCorp’s policies and practices regarding political contributions. Policies and practices reviewed by the Nominating and Corporate Governance Committee include KeyCorp’s policies regarding doing business with public entities, the Government Relations pre-approval process for ballot issue support, and the KeyCorp Advocates Fund (political action committee) annual report.

Corporate Responsibility Report

Our purpose is to help our clients and communities thrive, which we drive through our commitment to responsible banking, responsible citizenship, and responsible operations. We are more focused than ever on participating in the economic expansion, revitalization, and resurgence of the communities we so proudly serve, as well as helping to strengthen the financial wellness of every client. Beyond traditional banking, we do this best through philanthropy, community development, sustainability, and diversity and inclusion.

The Nominating and Corporate Governance Committee of the Board oversees KeyCorp’s policies and practices on significant issues of corporate social responsibility. Detailed information regarding KeyCorp’s (and its subsidiaries’) and the KeyBank Foundation’s corporate responsibility priorities and progress can be found in our annual Corporate Responsibility Report. We use the Global Reporting Initiative (GRI) framework to provide transparent disclosure of KeyCorp’s most significant areas of impact in a manner comparable with peers and industry benchmarks.

Diversity and Inclusion Report

At KeyCorp, diversity is who we are; inclusive is what we choose to be. For us, diversity and inclusion are about building an intentional and committed workplace environment and organizational culture where all people are engaged, valued, supported, respected, affirmed, and encouraged to bring their best, authentic selves to work. This culture is a reflection of who we are and adds value to and alignment with our business objectives. Further information regarding KeyCorp’s efforts to promote diversity and inclusion in our company, our industry, and our society can be found in our annual Diversity and Inclusion Report.

18

    Ownership of KeyCorp Equity Securities

Ownership of KeyCorp Equity Securities

The following table reports the number of KeyCorp equity securities that were beneficially owned by the directors and director nominees of KeyCorp, the Named Executive Officers, and all directors and executive officers of KeyCorp as a group, and each person reported to us to beneficially own more than 5% of our common shares. Beneficially-owned KeyCorp equity securities include directly or indirectly owned KeyCorp common shares and any KeyCorp common shares that could be acquired within 60 days of the record date through the exercise of an option or through the vesting or distribution of deferred shares. The column “Other Deferred Shares Owned” reports the number of deferred shares owned that will not vest or be distributed within 60 days of the record date.

This information is provided as of the record date, March 27, 2020.

Name	Common Shares	Options (1)	Deferred Shares (2)(3)(4)	Total Beneficial Ownership (5)	Total Beneficial Ownership as a % of Outstanding Common Shares (6)	Other Deferred Shares Owned (2)(3)(4)	Combined Beneficial Ownership and Other Deferred Shares Owned (5)
Amy G. Brady	135,262	100,534	—	235,796	—	123,015	358,811
Bruce D. Broussard	20,529	—	7,859	28,388	—	6,402	34,791
Charles P. Cooley	25,005	—	7,312	32,316	—	89,242	121,558
Gary M. Crosby	536,989	—	11,061	548,050	—	—	548,050
Alexander M. Cutler	195,581	—	—	195,581	—	52,781	248,362
H. James Dallas	103,596	—	11,061	114,657	—	—	114,657
Elizabeth R. Gile	33,018	—	3,749	36,767	—	47,071	83,838
Ruth Ann M. Gillis	115,323	—	—	115,323	—	40,828	156,150
William G. Gisel, Jr.	17,900	—	—	17,900	—	82,413	100,313
Christopher M. Gorman	510,760	772,408	—	1,283,168	—	222,669	1,505,837
Carlton L. Highsmith	61,125	—	11,061	72,186	—	—	72,186
Richard J. Hipple	24,360	—	3,202	27,561	—	39,660	67,222
Donald R. Kimble	370,441	177,180	—	547,621	—	161,223	708,844
Kristen L. Manos	121,231	—	—	121,231	—	81,266	202,496
Beth E. Mooney	1,374,398	549,726	—	1,924,124	—	655,007	2,579,131
Andrew J. “Randy” Paine III	193,527	241,407	—	434,934	—	152,365	587,299
Barbara R. Snyder	15,217	—	—	15,217	—	118,538	133,755
David K. Wilson	23,029	—	—	23,029	—	22,118	45,148
All directors and executive officers as a group (27 persons)	4,523,180	2,179,686	55,304	6,758,170	—	2,460,303	9,218,473
The Vanguard Group (7)	113,752,101	—	—	113,752,101	11.81%
BlackRock, Inc. (8)	81,072,832	—	—	81,072,832	8.41%
State Street Corporation (9)	49,563,985	—	—	49,563,985	5.14%

(1)	This column includes options (including in-the-money and out-of-the-money options) to acquire KeyCorp common shares exercisable on or within 60 days of March 27, 2020.

(2)

Deferred shares issued under the prior KeyCorp Directors’ Deferred Share Plan or the current Directors’ Deferred Share Sub-Plan to the KeyCorp 2019 Equity Compensation Plan (the “Directors’ Deferred Share Sub-Plan”) are payable three years from their award date, one-half in cash and one-half in common shares, or immediately if a director separates from the Board for any reason prior to the third anniversary of the award. A director may elect to defer the payment of all or some of his or her deferred shares beyond the third anniversary of the award date (“Further Deferred Shares”). In that case, the Further Deferred Shares will be distributed entirely in common shares on (and only on) the deferral date selected by the director. Deferred shares payable in common shares (other than Further Deferred Shares) are included in the column “Deferred Shares” because they may be distributed to the director as common

19

Ownership of KeyCorp Equity Securities

shares immediately upon separation from the Board. Further Deferred Shares, and directors’ fees that have been deferred under the Directors’ Deferred Share Sub-Plan or, previously, the KeyCorp Second Directors’ Deferred Compensation Plan, are included in the column “Other Deferred Shares Owned” because they are only payable on the deferral date selected by the director, which is not on or within 60 days of March 27, 2020 for any director. Deferred shares payable in cash are not reflected in this table. For more information, please see “Directors’ Compensation” on page 54 of this proxy statement.

(3)

The column “Deferred Shares” includes deferred shares, performance units, and restricted stock units held by executive officers that will be payable in KeyCorp common shares on or within 60 days of March 27, 2020. Deferred shares, performance units, and restricted stock units payable in common shares to executive officers, but not on or within 60 days of March 27, 2020, are reported in the column “Other Deferred Shares Owned.” Performance units are subject to vesting based on the achievement of certain performance goals, as discussed in the Compensation Discussion and Analysis beginning on page 22 of this proxy statement. The number of performance units set forth in these columns reflects a “target” amount of performance units determined for each executive officer on the grant date. The number of performance units that ultimately vest as common shares for each executive officer may be higher or lower depending upon actual performance relative to the performance goals at the end of the measurement period.

(4)

Deferred shares, performance units, and restricted stock units payable in common shares do not have common share voting rights or investment power until the shares or units have been distributed as common shares in accordance with the plan or agreement under which they were granted or awarded.

(5)	Totals may not foot due to rounding.

(6)

No director, director nominee, or executive officer beneficially owns (and collectively all 27 directors and executive officers do not beneficially own) common shares, and options, deferred shares, performance units, and restricted stock units payable in common shares on or within 60 days of March 27, 2020, totaling more than 1% of the outstanding common shares of KeyCorp. The percentages set forth in this column for the holders of more than 5% of our common shares appear as reported by each such holder to the Securities and Exchange Commission on Schedules 13G, as discussed below.

(7)

Based solely upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the Securities and Exchange Commission on February 12, 2020. Vanguard reported that it owned beneficially 113,752,101 common shares, held sole voting power over 1,458,975 common shares, held sole power to dispose or to direct the disposition of 112,101,509 common shares, held shared voting power over 259,042 common shares, and held shared power to dispose or to direct the disposition of 1,650,592 common shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 1,114,754 common shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 858,304 common shares as a result of its serving as investment manager of Australian investment offerings. The reported address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)

Based solely upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”), for itself and on behalf of various subsidiaries identified therein, with the Securities and Exchange Commission on February 5, 2020. BlackRock reported that it owned beneficially 81,072,832 common shares, held sole power to dispose or to direct the disposition of 81,072,832 common shares, and held sole power to vote or direct the voting power over 72,116,970 common shares. Each of the following entities has been identified by BlackRock as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. The reported address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(9)

Based solely upon information contained in the Schedule 13G filed by State Street Corporation (“State Street”), for itself and on behalf of various subsidiaries identified therein, with the Securities and Exchange Commission on February 13, 2020. State Street reported that it owned beneficially 49,563,985 common shares, held shared voting power over 44,894,231 common shares, and held shared power to dispose or to direct the disposition of 49,553,557 common shares. Each of the following entities has been identified by State Street as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited (UK), State Street Global Advisors LTD (Canada), State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co., LTD, State Street Global Advisors Asia LTD, State Street Global Advisors Singapore LTD, State Street Global Advisors GmbH, State Street Global Advisors Ireland Limited, and State Street Global Advisors Trust Company. The reported address of State Street is One Lincoln Street, Boston, MA 02111.

20

            Ownership of KeyCorp Equity Securities

Executive Officer and Director Equity Ownership Guidelines

KeyCorp’s Corporate Governance Guidelines state that, by the fifth anniversary of his or her initial election to the Board or as an officer of KeyCorp: (i) each non-employee director should own KeyCorp equity securities with a value at least equal to five times KeyCorp’s non-employee director annual retainer, including at least 1,000 directly-owned KeyCorp common shares; (ii) the Chief Executive Officer should own KeyCorp equity securities with a value at least equal to six times his or her base salary, including at least 10,000 directly-owned KeyCorp common shares; (iii) the senior executives who are members of KeyCorp’s Management Committee should own KeyCorp equity securities with a value at least equal to three times his or her base salary, including at least 5,000 directly-owned KeyCorp common shares; and (iv) other senior executives should own KeyCorp equity securities with a value at least equal to two times his or her base salary, including at least 2,500 directly-owned KeyCorp common shares. For more information, please see our Compensation Discussion and Analysis beginning on page  22 of this proxy statement.

Policy Restricting Hedging, Pledging and Speculative Trading of KeyCorp Securities

KeyCorp has determined that there may be a heightened legal risk and/or the appearance of improper or inappropriate conduct if our officers, directors or employees engage in certain speculative transactions involving KeyCorp securities. Therefore, our insider trading policy prohibits our officers, directors and all employees from engaging in hedging transactions with respect to KeyCorp securities (whether those securities are obtained through our employee benefit programs or otherwise). For this purpose, hedging is considered to include, but not be limited to, the use of prepaid variable forwards, equity swaps, collars, and exchange funds. The KeyCorp insider trading policy also prohibits our officers, directors and all employees from pledging KeyCorp securities as collateral for margin purchases or loans and from engaging in short sales with respect to KeyCorp securities.

Equity Compensation Plan Information

KeyCorp is authorized to issue its common shares under the KeyCorp 2019 Equity Compensation Plan (the “2019 Plan”) and the KeyCorp Amended and Restated Discounted Stock Purchase Plan (the “DSP Plan”). KeyCorp is no longer authorized to issue its common shares under, but still has awards outstanding under: (i) the KeyCorp 2013 Equity Compensation Plan (the “2013 Plan”) (ii) the KeyCorp 2010 Equity Compensation Plan (the “2010 Plan”); (iii) the KeyCorp Deferred Equity Allocation Plan; and (iv) the KeyCorp Directors’ Deferred Share Plan.

Shareholders approved the 2019 Plan at the 2019 Annual Meeting of Shareholders. At December 31, 2019, 59,991,178 common shares remained available for future issuance under the 2019 Plan. Shareholders approved the DSP Plan in 2003. At December 31, 2019, 1,166,354 common shares remained available for future issuance under the DSP Plan.

The following table provides information about KeyCorp’s equity compensation plans as of December 31, 2019:

	(a)	(b)	(c)

Plan Category	Securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)(2)
Equity compensation plans approved by security holders (1)	6,640,807	13.32	61,157,532
Equity compensation plans not approved by security holders (3)	—	—	—
Total	6,640,807	13.32	61,157,532

(1)

The table does not include 17,725,431 unvested shares of time-lapsed and performance-based restricted stock awarded under the 2019 Plan, the 2013 Plan, and the 2010 Plan. These unvested restricted shares were issued when awarded and consequently are included in KeyCorp’s common shares outstanding.

(2)

The Compensation Committee of the Board has determined that KeyCorp may not grant options to purchase KeyCorp common shares, shares of restricted stock, or other share grants under its long-term compensation plans in an amount that exceeds six percent of KeyCorp’s outstanding common shares in any rolling three-year period.

(3)

The table does not include outstanding options to purchase 45,001 common shares assumed in connection with the First Niagara merger in 2016. At December 31, 2019, these assumed options had a weighted-average exercise price of $13.75 per share. No additional options may be granted under the plan that governs these options.

More information about these awards can be found in Note 17 (“Stock-Based Compensation”) to the Consolidated Financial Statements beginning on page 152 of our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”), which was filed with the Securities and Exchange Commission on February 26, 2020.

21

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the compensation of our executive officers.

The contents of the Compensation Discussion and Analysis are organized as follows:

Objectives of Our Compensation Program	22

Overview of 2019 Performance	24

Elements of Our Pay Program	25

Alignment of Pay and Performance	25

Total Pay of Our Named Executive Officers	31

Other Elements of Compensation	33

How We Make Pay Decisions	34

CEO Realized and Realizable Pay	37

Objectives of Our Compensation Program

Our success depends on the ability to attract, retain, motivate, and develop our people. Competition for talent in our business is ongoing, and we make investments to hire and retain the people we need to serve our customers. Our compensation program is designed to reward employees based on performance, be informed by the market, and align with the interests of our shareholders and the expectations of regulators.

In consideration of these objectives, as well as our compensation philosophy and identified best practices described below, this Compensation Discussion and Analysis describes the pay of our “Named Executive Officers” listed below, along with their titles as of December 31, 2019:

Beth E. Mooney	Andrew J. “Randy” Paine III
Chairman and Chief Executive Officer	Head of Institutional Bank

Donald R. Kimble	Amy G. Brady
Chief Financial Officer and Vice Chairman	Chief Information Officer

Christopher M. Gorman
President and Chief Operating Officer

Additional information on the compensation of our Named Executive Officers can be found in the 2019 Summary Compensation Table on page 41 of this proxy statement.

22

            Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is guided by the following three principles:

Our Principles...	How They Are Applied...

Pay decisions are based on Key’s performance, business unit performance, and individual performance—as assessed by our Chairman and Chief Executive Officer (our “CEO”) and the relevant committee of our Board (or, in the case of our CEO, by the Compensation Committee with input from the full Board);

We emphasize variable and performance-based compensation: Only 15% of the average target total pay opportunity for our Named Executive Officers (12% of our CEO) is delivered as base salary.

We provide competitive pay opportunities to our employees: Our programs are designed to provide a total compensation package that is competitive in order to attract, reward, and retain top performers.

We deliver pay in a way that reinforces focus on balancing short- and long-term financial performance objectives; and

We require executive officers to defer a significant portion of their annual compensation and subject it to risk adjustment: While we manage to “total pay” opportunity (i.e., the sum of base salary and incentives) when making pay decisions, we require that a significant amount of each executive officer’s annual “total incentive” (the sum of the annual incentive paid and the value of long-term incentives granted in a particular year) be deferred over a multi-year period and subject to risk adjustment, as described in more detail below.

We choose metrics for our incentive plans that encourage and reward consistent performance in both the short- and long-term: For example, we incentivize strong and sustainable EPS growth by rewarding, among other things, one-year earnings per share (EPS) performance through our annual incentive plan and three-year EPS performance through our long-term incentive program. Similarly, our annual incentive plan uses absolute Return on Tangible Common Equity (ROTCE) and our long-term incentive program uses relative ROTCE as a measure of performance, as we believe ROTCE provides strong alignment between short- and long-term shareholder value and employee compensation.

We support sustainable performance with policies that focus on prudent risk-taking and the balance between risk and reward.

We balance compensation risk and reward through a robust governance process overseen by the Compensation Committee: We work closely with our regulators to design our compensation programs to appropriately balance risk and reward, and we regularly monitor these programs to determine whether they create incentives that encourage risk-taking outside of our risk tolerances, as described below in more detail.

We subject our compensation to adjustment based on actual risk and financial outcomes: Compensation paid under our programs is subject to a robust risk-adjustment policy based on actual risk outcomes and financial results, including possible clawback, as described below in more detail.

23

Compensation Discussion and Analysis

Compensation & Governance Best Practices

We support our compensation program with a number of best practices in governance and executive compensation, including those summarized in the following chart. In addition, the Compensation Committee regularly evaluates our compensation practices in light of feedback that may be provided by our shareholders or shareholder advisory firms.

What We Do:	What We Don’t Do:

✓  Impose Robust Stock Ownership Guidelines ranging from six times base salary for our CEO to three times base salary for our other executive officers. Executives are encouraged to meet share ownership guidelines within three years and are required to comply within five years.

✓  Subject Shares to Post-Vesting Holding Requirements, so that each Named Executive Officer must hold the net shares acquired upon vesting of equity awards until he or she satisfies our share ownership guidelines.

✓  Use Tally Sheets annually for our Named Executive Officers, allowing our Compensation Committee to review total pay for our Named Executive Officers.

✓  Review Share Utilization regularly, including overhang levels and run-rates, and maintain share utilization levels well within industry norms.

✓  Use an Independent Consultant Retained by the Compensation Committee to assist in developing and reviewing our executive compensation strategy and program to ensure that our compensation programs are consistent with market practice.

✓  Maintain Clawback and Forfeiture Policies as further described below, which begin before grant and extend beyond payment.

×   No Employment Agreements for any executive officer, including any Named Executive Officer.

×   No Tax Gross-Ups on change of control payments or for perquisites, other than on relocation benefits provided to certain senior-level employees upon hire.

×    No “Single Trigger” Change of Control Agreements, meaning that, following a change of control, severance benefits are due, and equity awards that are assumed in a change of control transaction vest, only upon a qualifying termination of employment.

×   No Active SERPs, as our executive pension plans were frozen in 2009. No Named Executive Officer participates in an active supplemental defined benefit plan, although vesting service continues for those Named Executive Officers who participated in such a plan prior to 2009.

×   No Hedging or Pledging of KeyCorp Securities is permitted under our insider trading policy, which prohibits our employees, officers, and directors from engaging in hedging transactions involving our common shares and from pledging our common shares.

×    No “Timing” of Equity Grants is allowed under our equity approval policy. We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates.

×    No Repricing or back-dating of stock options.

Overview of 2019 Performance

In 2019, we delivered results for our stakeholders and continued to position the Company for the future. Our distinctive business model, targeted relationship strategy, and strong team enable us to continue to grow, manage efficiency, manage risk, and drive shareholder returns. Highlights of our 2019 performance include:

•	The seventh consecutive year of positive operating leverage, driven by momentum in our core businesses and strong expense management.

•	Broad-based balance sheet growth driven by strength in our commercial and consumer businesses, resulting in an increase of over 4% in both average loans and average deposits.

•	Significantly exceeded our targeted expense reduction of $200 million, as we continued to build a more efficient organization while investing to drive future returns.

•	Maintained sound credit quality and disciplined capital management, including a 9% increase in our common share dividend.

The Compensation Committee considered Key’s performance with respect to these financial metrics and strategic objectives when evaluating the performance of our Named Executive Officers and establishing actual 2019 pay.

24

            Compensation Discussion and Analysis

Elements of Our Pay Program

We manage to “total pay” opportunity, rather than make separate decisions on each element of pay. We define target total pay opportunity for our Named Executive Officers as the sum of base salary and short- and long-term incentive targets, which are established as described below. Actual total pay for each Named Executive Officer for a given performance year is the sum of actual base salary for the performance year (i.e., salary paid for 2019), the annual incentive earned for the performance year (i.e., bonus paid in 2020 for 2019 performance year), and the long-term incentive granted in respect of the performance year (i.e., long-term incentive granted in 2020). We generally consider the long-term incentive as part of the total pay opportunity for the prior year even though it is granted early in the following year, as the amount is determined based on an executive’s performance in the immediately preceding performance year (which differs from how long-term incentives are required to be reported in the Summary Compensation Table).

Consistent with our pay philosophy, we generally provide our executive officers with a target total pay opportunity comprised of the following elements of pay: base salary, annual (short-term) incentive, and deferred (long-term) incentive compensation (which may consist of performance awards (which may be settled either in cash or in shares), restricted stock units (RSUs) and stock options). The average distribution of compensation across the three elements of target total pay opportunity for 2019 to our Named Executive Officers is demonstrated in the chart below. The actual average pay of each of our Named Executive Officers may differ from the target pay opportunity depending on a number of factors, including the performance of our annual incentive plan, which may cause the variable cash component of pay to be larger or smaller than the target amount, and whether a Named Executive Officer receives stock-based compensation in excess of the target amount, including any stock-based retention awards.

Average Named Executive Officer (“NEO”) 2019 Target Total Pay Opportunity Mix

Alignment of Pay and Performance

The target total pay opportunity for each Named Executive Officer is established after considering a number of factors including the level of pay for similar roles in our industry and among our peers, the executive’s tenure and experience, the complexity of the executive’s role, the executive’s performance, insights from consultants about market practices and trends, as well as regulatory expectations regarding our pay practices. The Compensation Committee reviews and approves the target total pay of each Named Executive Officer each year. For additional information on how we establish target pay for our Named Executive Officers, see the discussion under “How We Make Pay Decisions” beginning on page 34 of this proxy statement.

25

Compensation Discussion and Analysis

Balancing Risk and Reward

Achieving a balance between risk and reward is a central focus of our compensation program. As a result, we subject all incentives paid to our employees to a risk-adjustment process that begins before grant and extends beyond payment.

In response to the fraud loss, we took the following actions: the incentive compensation pool for our Named Executive Officers reflected the full financial impact of the loss and we reduced the incentive compensation pools for lines of business with a direct role in the fraud loss event; none of our executive officers received an award higher than the funding of the pool, and some of our executive officers received awards lower than the approved funding level; we terminated the employment of certain employees deemed to share in responsibility for the fraud loss; we exercised our rights, as described above, to forfeit previously-granted incentives; and we closely monitored and scrutinized any incentive payment for employees who were not terminated but who were deemed to share in responsibility for the fraud loss with respect to the 2019 performance year.

Base Salary

Base salaries represent the sole fixed portion of our Named Executive Officers’ total pay opportunity. Base salaries are reviewed and approved by the Compensation Committee on a competitive basis each year based on salaries paid to comparable executives at peer companies, including those in our Peer Group, and considering internal equity. Base salary adjustments generally occur no more frequently than bi-annually. In 2019, all of our Named Executive Officers, except for our CEO, received a base salary increase. The 2018 and 2019 base salaries of our Named Executive Officers are reported in the “Salary” column of the 2019 Summary Compensation Table on page 41 of this proxy statement.

Incentive Programs

The actual amount a Named Executive Officer may receive under our annual and long-term incentive programs generally is subject to continued employment during the applicable performance period or restriction period and/or the attainment of specified performance goals. Key’s performance is an important factor in determining payouts under our Annual Incentive Plan and determining the final value of a grantee’s performance award. With respect to the 2019 Annual Incentive Plan and the performance awards granted in 2020, our Compensation Committee focused on selecting performance metrics that promote both short- and long-term growth, as well as creating and maintaining a link between pay and shareholder value. As a result, in addition to other performance measures, both the 2019 Annual Incentive Plan and the performance awards granted in 2020 incentivize EPS growth (over one year in the 2019 Annual Incentive Plan and over three years in the

26

            Compensation Discussion and Analysis

performance awards granted in 2020) and ROTCE (absolute ROTCE in the 2019 Annual Incentive Plan and relative ROTCE in the performance awards granted in 2020). When selecting the performance goals, the Compensation Committee wanted to balance short-term performance (i.e., one-year EPS) with sustainable growth (i.e., three-year EPS). In addition, the Compensation Committee selected absolute ROTCE as a metric under our 2019 Annual Incentive Plan due to its strong correlation to our share price and ability to drive overall shareholder value, and relative ROTCE under performance awards granted in 2020 to focus on growing ROTCE relative to our peers.

In addition, both the 2019 Annual Incentive Plan and the performance awards granted in 2020 are subject to additional metrics that do not overlap between the programs. The 2019 Annual Incentive Plan also takes into account our Cash Efficiency Ratio, our relative performance versus that of our peers, and our achievement of operational excellence goals. The performance awards granted in 2020 are subject to a total shareholder return (TSR) modifier that does not apply to the 2019 Annual Incentive Plan.

Annual Incentive Plan

All executive officers, along with most employees who are not paid from a business unit-specific incentive plan, are eligible to receive discretionary cash incentives under our Annual Incentive Plan. The funding of the overall bonus pool under our Annual Incentive Plan is based on the achievement of various financial and strategic goals compared to pre-established targets, as described below (see “2019 Performance Measures”). Annual Incentive Plan funding is capped at 150%, with 0% funding for our executive officers if a threshold level of performance is not achieved.

The actual annual incentive that may be paid to any individual Named Executive Officer with respect to a performance year is determined by the Compensation Committee after considering the approved funding level of the bonus pool, the executive’s experience and performance, market information, the occurrence of any adverse risk events, our deferral expectations, the range of pay decisions for the other executive officers and similarly situated executives, as well as any decision we made to direct an executive’s total pay opportunity towards other elements of pay (e.g., base salary and/or long-term incentives). As a result, while the overall funding level of the Annual Incentive Plan serves to guide the amount of annual incentive an executive officer may receive, actual awards under the Annual Incentive Plan may and do vary from this funding level. Our practices generally do not allow for more than 200% of the annual incentive target to be paid in cash.

2019 Performance Measures

In 2019, 60% of our Annual Incentive Plan pool funding was based on our performance on the following three equally-weighted metrics as compared to pre-established targets, as described below in “2019 Performance & Funding”:

•	EPS (as defined in “Certain Financial Goals” on page 37 below)

•	Cash Efficiency Ratio (as defined in “Certain Financial Goals” on page 37 below)

•

Return on Tangible Common Equity (ROTCE) (non-GAAP measure), which, for purposes of the 2019 Annual Incentive Plan, had the following definition: Income from continuing operations attributable to Key common shareholders (GAAP) divided by average KeyCorp shareholders’ equity, less average intangible assets, adjusted for average purchased credit card relationships, less average preferred stock, calculated without regard to the impact that lower interest rates had on the accounting value of certain financial instruments held as part of our investment security portfolio that resulted in higher Tangible Common Equity than planned.

The Compensation Committee selected Cash Efficiency Ratio to reflect our ongoing focus on growing revenue and managing expenses, ROTCE due to its high correlation to shareholder value creation and to place greater emphasis on credit quality, and EPS to reflect core profitability.

An additional 20% of our Annual Incentive Plan pool funding was based on our performance, relative to the performance of our Peer Group, on the following metrics: revenue growth, pre-provision net revenue (PPNR) growth, and the ratio of Net Charge-Offs to Average Loans. We selected these measures (each as defined in “Certain Financial Goals” on page 37 below) to evaluate our performance, relative to our peers, with respect to growth and management of risk.

The remaining 20% of our Annual Incentive Plan pool funding was based on: (i) the extent of our achievement of the objective of reducing expenses by a target amount and (ii) delivery against a portfolio of initiatives to increase collaboration across the organization for the benefit of our clients. The initiatives chosen reflect our ability to run the business more efficiently and productively and create future revenue or expense benefits. The initiatives were supported by specific objectives and clear measures of success. These objectives were collectively referred to as “operational excellence.”

27

Compensation Discussion and Analysis

2019 Performance & Funding

For the 2019 performance period, the Compensation Committee approved an 80% funding rate for our 2019 Annual Incentive Plan pool as applicable to our senior executives, including our Named Executive Officers, based on our performance against the financial and strategic goals in our Annual Incentive Plan as set forth in the table below.

KeyCorp 2019 Annual Incentive Plan

	Performance Required for Payout

Performance Goals* Funding %	Min. 50%	Middle 100%	Max. 150%	Actual Result	Funding Rate	Weight	Final Funding
Earnings Per Share (EPS)	$1.66	$1.84	$1.99	$1.68	58%	20%	12%
Return on Tangible Common Equity (ROTCE)	14.7%	16.4%	17.7%	14.1%	50%	20%	10%
Cash Efficiency Ratio	59.9%	57.3%	55.5%	58%	87%	20%	17%
Relative Progress to Peers	Bottom Quartile	Middle Quartile	Top Quartile	Middle Quartile	67%	20%	13%
Operational Excellence	Objective Assessment			Exceeds	138%	20%	28%
Compensation Committee Approved Funding							80%

*

EPS, Cash Efficiency Ratio, and ROTCE exclude notable items and any other major restructuring charges agreed to by the Compensation Committee. Please see slides 20 and 21 of our Fourth Quarter 2019 Earnings Review filed as Exhibit 99.2 to Form 8-K on January 23, 2020 for the identification of notable items.

Our EPS and ROTCE performance were impacted by the previously disclosed fraud loss. Absent this loss, our EPS would have been $1.79, our ROTCE would have been 15%, and the performance of our Annual Incentive Plan would have been 95%.

The Compensation Committee determined that our overall performance relative to peers on the applicable performance measures was in the middle quartile, as described below.

Relative Performance to Peers

Measure	Actual Result
Revenue Growth	Bottom Quartiles
PPNR Growth	Middle Quartiles
Net Charge-Offs / Average Loans	Middle Quartiles

Our performance against the operational excellence metrics was strong: (i) the Compensation Committee determined that we “Exceeded” expectations by achieving a reduction in expenses that significantly exceeded the targeted amount of $200 million; and (ii) we “Met” our objectives to increase collaboration. The Compensation Committee weighed the expense initiative as 75% of our Operational Excellence metric and the collaboration initiative as 25% of our Operational Excellence metric, resulting in an aggregate “Exceeds” result.

Based on the aggregate results, the Compensation Committee approved a funding rate for our 2019 Annual Incentive Plan pool of 80%, as applicable to our senior executives, including our Named Executive Officers. In addition, none of our Named Executive Officers were paid over 80% of their individual target to reflect shared accountability for the full impact of the previously disclosed fraud loss.

2020 Long-Term Incentives

All Named Executive Officers are eligible to receive long-term incentive awards that are granted annually based on prior year performance but anticipate future contributions through the use of a vesting schedule generally requiring the executive officer to remain employed for three to four years from the date of grant in order to realize the full value of the award (subject to acceleration of vesting in connection with retirements and certain other terminations of employment). All Named Executive Officers received their long-term incentives in the vehicles described in the table below, other than Ms. Mooney whose long-term incentive was delivered 100% as RSUs for the reasons described below in “Additional Awards of Restricted Stock Units.”

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            Compensation Discussion and Analysis

2020 Long-Term Incentive Design

2020 Long-Term Incentive Compensation Program

Vehicle	% of Total LTIC Value (2)	Vesting Period	Performance Features
Performance Awards (1)	50%(2)	3-year cliff vesting

•   Final payout can range between 0% to 150% of target based on our performance measured against the following goals (3):

1.  Adjusted Return on Tangible Common Equity vs. Peers

2.  Adjusted Cumulative Earnings Per Share

•   Performance score is subject to further adjustment by application of a modifier based on our relative TSR performance.

•   Value of final payout depends on the performance of our stock price.

Restricted Stock Units (“RSUs”) (4)	40%	4-year annual ratable vesting

•   Value directly linked to our stock price.

•   Encourages strong levels of share ownership among our executives.

•   Provides a balance to the risk-taking incentive that may be associated with stock options or performance awards.

Stock Options	10%	4-year annual ratable vesting

•   Ability to exercise depends on the positive performance of our stock price, which is driven by our financial performance.

•   Option expires 10 years from the date of grant.

•   Encourages preservation of long-term stock value.

•   Usage limited to no more than 10% of each Named Executive Officer’s annual long-term incentive opportunity since 2013.

(1)

In 2020, 100% of the performance awards granted to Ms. Brady and Messrs. Paine and Gorman were delivered as cash-settled performance shares. Two-thirds of Mr. Kimble’s performance award was delivered as cash-settled performance shares, and one-third was delivered as stock-settled performance shares. Mr. Kimble plays an important role on our executive leadership team and our upcoming Chief Executive Officer transition and, starting in January 2020, has taken on increased responsibilities as our Chief Administrative Officer in addition to his role as our Chief Financial Officer.

(2)

The percentages included in this chart reflect the long-term incentive compensation awards made in 2020 to all of our Named Executive Officers except Ms. Mooney and Mr. Kimble. As described below under the heading “Additional Awards of Restricted Stock Units,” 100% of Ms. Mooney’s long-term incentive compensation award granted in 2020 was awarded in the form of restricted stock units. Mr. Kimble’s performance awards represented approximately 59% of his total long-term incentives.

(3)	The performance metrics applicable to Mr. Kimble’s stock-settled performance award are described below under “2020 Performance Awards.”

(4)

As described below under the heading “Additional Awards of Restricted Stock Units,” 100% of Ms. Mooney’s long-term incentive compensation award granted in 2020 was awarded in the form of restricted stock units. In addition to the RSU grant described in this chart, Ms. Brady was granted a retention award of restricted stock units on February 24, 2020, in the amount of $1,000,000, which is subject to three-year cliff vesting. The Compensation Committee determined this award was appropriate in recognition of the expansion of Ms. Brady’s role in connection with our continuous improvement expense initiative and the impact of her leadership as we transition our Chief Executive Officer.

29

Compensation Discussion and Analysis

2020 Performance Awards

The cash-settled performance awards granted in 2020 provide our Named Executive Officers (other than Ms. Mooney, whose long-term incentive compensation award granted in 2020 was allocated entirely to RSUs) with the opportunity to receive between 0% and 150% of their “target” number of cash performance shares based on our level of achievement of the following performance goals during the three-year performance period beginning on January 1, 2020, and ending on December 31, 2022. Although the value of these cash performance awards is directly tied to share price, payout upon vesting will be in the form of cash.

2020-2022 Long-Term Incentive Plan

	Performance Required for Payout				Other Factors (Vesting Reduction Only)
Performance Goals	Weight	Min.	Target	Max.
Adjusted Return on Tangible Common Equity vs. Peers	50%	25% ile	50% ile	75% ile	• ERM Dashboard • Execution of Strategic Priorities • Other factors, as appropriate
Adjusted Cumulative Earnings Per Share	50%	75% of Plan*	100% of Plan*	125% of Plan*
*	”Plan” refers to Key’s overall financial plan.

TSR vs Peers Modifier:
Percentile Rank	Payout Adjustment
<25% ile	-15%
25% ile to 75% ile	No Adjustment
>75% ile	+15%

The Compensation Committee believes that each of the performance goals set forth above strongly correlates to long-term shareholder value creation. Adjusted Cumulative EPS and Adjusted ROTCE under our 2020 performance awards will be subject to adjustment to remove the increase in the allowance for loan and lease losses using the new accounting standard known as current expected credit losses (“CECL”), which we expect may introduce volatility to EPS and ROTCE that could otherwise have an outsized impact on ROTCE and EPS as performance metrics under the 2020 performance awards.

For the 2020 performance awards, TSR is introduced as a modifier, which will be applied as a multiplier that may increase or decrease the final payout otherwise calculated using Adjusted ROTCE vs. peers and Adjusted Cumulative EPS. We have added TSR as a modifier, instead of including it as an equally-weighted performance metric, to align our pay practices with those of our Peer Group, while still preserving the important link between payout to our executives and shareholder value. Finally, the “other factors” included in the performance metrics above may only reduce the vesting of cash performance shares if, in the Compensation Committee’s judgment, performance with regard to these “other factors” is insufficient.

As noted above, approximately one-third of Mr. Kimble’s performance awards for the 2020-2022 performance period are stock-settled, and those performance awards will be earned based on whether the ratio of average PPNR to average assets (from continuing operations) for this period is at least 75% of the same ratio for the preceding three-year period, which is a metric that has historically been used by Key in connection with performance awards.

The Compensation Committee believes that performance awards encourage our Named Executive Officers to make decisions and to deliver results over a multi-year time period, thereby keeping a focus on our long-term performance objectives. In addition, performance awards enable us to retain executive talent, because executives generally must remain employed through the end of the performance period to realize the full value of the award.

Additional Awards of Restricted Stock Units

As noted above, Ms. Mooney’s 2020 long-term incentive award consisted entirely of RSUs. We encourage our executives to provide advance notice of their retirement plans. This advance notice provides time for us to carefully plan executive transitions while maximizing shareholder value. In order to incentivize orderly transitions that may cross calendar years and to be consistent with our compensation philosophy, which considers long-term incentive awards to be part of total pay for prior year performance, we typically provide the transitioning executive with a long-term incentive award to reflect his or her performance for the immediately preceding year. We may also decide to grant a pro-rated long-term incentive award for the portion of the year the executive is employed in the year the executive retires.

30

            Compensation Discussion and Analysis

We typically adjust the standard allocation among performance awards, restricted stock units, and stock options to reflect the circumstances of the executive’s retirement and to maintain a core concept of our compensation program that at least 50% of an executive’s compensation (and at least 60% of our CEO’s compensation) be deferred over a multi-year period and remain subject to risk adjustment.

In connection with Ms. Mooney’s retirement, after considering her carefully planned departure and her ongoing efforts to ensure a smooth transition of her duties to Mr. Gorman, the Compensation Committee decided to deliver Ms. Mooney’s entire 2020 long-term incentive compensation in the form of RSUs subject to a four-year ratable vesting schedule. The value of these RSUs remains subject to the performance of our share price over the vesting period, and the award itself remains subject to our risk-adjustment policy based on actual risk outcomes and financial results, including possible forfeiture or clawback. The Compensation Committee decided not to grant Ms. Mooney performance awards because she would not be contributing to the performance results during the performance period after her retirement. In addition, the Compensation Committee did not want to provide a potential windfall to Ms. Mooney if we exceeded our operating objectives after her retirement.

In addition to the award to Ms. Mooney and our RSU grants during our annual long-term incentive compensation process, we may also grant RSUs in select other circumstances, including as a replacement for stock-based or deferred compensation being forfeited by an executive when he or she joins Key, or as part of an award to induce an executive’s continued employment in connection with a reorganization or transition, such as with Ms. Brady, who received an additional retention grant as described in footnote 4 to the chart on page 29, or under other circumstances approved by the Compensation Committee.

Total Pay of Our Named Executive Officers

The following information highlights the 2019 compensation actions approved by the Compensation Committee for our Named Executive Officers with respect to their performance in 2019, as well as the approved payout level of our 2017 awards of performance shares, which vested in 2020, based on our performance between 2017 and 2019.

Actual Total Pay for 2019 Performance

The following table shows the Compensation Committee’s 2019 total pay decisions for our Named Executive Officers. The amounts reported in the table differ substantially from those reported for 2019 in the Summary Compensation Table on page 41, which reflects long-term incentives granted during a year, rather than after year-end, even if awarded for services performed in that year. We generally consider long-term incentives granted during a given year to be part of the prior year’s total pay opportunity.

After assessing each individual’s performance during 2019, the Compensation Committee approved the annual and long-term incentive awards for our Named Executive Officers described below.

	Actual Total Pay

Name	Base Salary	Actual 2019 Annual Incentive Award ($)(1)	Actual 2020 Long-Term Incentive Award ($)(1)	Total Actual Pay	Total Incentive Deferred (%)(2)
Beth E. Mooney	1,200,000	2,000,000	7,500,000	10,700,000	79%
Donald R. Kimble	800,000	1,200,000	2,700,000	4,700,000	69%
Christopher M. Gorman	800,000	1,360,000	3,200,000	5,360,000	70%
Andrew J. “Randy” Paine III	600,000	1,280,000	2,300,000	4,180,000	64%
Amy G. Brady	700,000	880,000	1,400,000	2,980,000	61%

(1)

We require that at least 50% of the “total incentive”—that is, the sum of the 2019 annual incentive actually earned and the target value of 2020 long-term incentives—of each Named Executive Officer (60% for our CEO) be delivered in the form of deferred compensation, subject to a multi-year vesting schedule and risk-adjusted vesting. If the total incentive does not satisfy this requirement, a portion of the Named Executive Officer’s actual discretionary annual cash incentive is delivered as deferred compensation. 2020 long-term incentive awards reported in this table do not include Ms. Brady’s special retention award, as described above, which we do not consider to be part of the 2019 total pay opportunity.

(2)

This column shows the actual percentage of each Named Executive Officer’s total incentive delivered as deferred incentive compensation, including any portion of the Named Executive Officer’s annual cash incentive required to be deferred. This percentage does not include Ms. Brady’s special retention award, as described above, which we do not consider to be part of the 2019 total pay opportunity.

31

Compensation Discussion and Analysis

When making pay decisions, the Compensation Committee considers a number of factors, including the funding level of our Annual Incentive Plan, each executive officer’s individual performance, the relative pay levels for the other executive officers, and our deferral expectations, which require that at least 50% of the total incentives—the sum of annual and long-term incentives—of each Named Executive Officer (60% for our CEO) be deferred and subject to risk adjustment, including forfeiture and clawback.

The 2019 pay decisions for our Named Executive Officers were made after consideration of the following, as well as the impact of the previously disclosed fraud loss, as described above in “Balancing Risk and Reward”:

Ms. Mooney

Ms. Mooney’s 2019 target total pay opportunity was $9,700,000. When evaluating Ms. Mooney’s 2019 performance, the Board heavily weighted the planful, well-executed, and well-received announcement of her transition of her role as our Chief Executive Officer to Mr. Gorman. In addition, while our 2019 financial performance was impacted both by the previously disclosed fraud loss and a declining rate environment, through Ms. Mooney’s leadership, Key was able to balance growth with the achievement of our continuous improvement expense reduction initiative significantly in excess of the targeted amount of $200 million and, in the second half of 2019, achieve the high end of our long-term cash efficiency ratio target of 54-56%. Based on this assessment, the Compensation Committee approved actual 2019 pay for Ms. Mooney of $10,700,000.

Mr. Kimble

Mr. Kimble’s target total pay opportunity for 2019 was $4,000,000. When evaluating Mr. Kimble’s performance for 2019, the Compensation Committee recognized his instrumental role in our continuous improvement expense reduction initiative, the leadership he brought to our response to the previously disclosed fraud loss, and his credibility with our investors and rating agencies. Mr. Kimble is well-respected in our industry and is a long-tenured Chief Financial Officer in our Peer Group, having served as Chief Financial Officer of another member of our Peer Group prior to joining Key. In addition, Mr. Kimble has taken on increased responsibilities, adding the role of Chief Administrative Officer to his existing duties as our Chief Financial Officer and Vice Chair, effective January 2020, and plays a critical role in Mr. Gorman’s transition to Chief Executive Officer. Based on this evaluation, the Compensation Committee approved actual total pay for 2019 of $4,700,000.

Mr. Gorman

Mr. Gorman’s 2019 target total pay opportunity was $5,700,000. The Compensation Committee approved actual total pay for 2019 of $5,360,000. Mr. Gorman’s pay reflects the Compensation Committee’s recognition of his success in leading our revenue-generating businesses, which grew despite headwinds from a falling rate environment. Specifically, Mr. Gorman led the successful integration of Laurel Road, established traction in residential mortgage, and contributed significantly to the over-achievement of our continuous improvement expense reduction initiative, which were balanced with his continued development as our future Chief Executive Officer. In addition to Mr. Gorman’s specific contributions, the Compensation Committee considered our unique business mix as compared to our Peer Group, including our distinctive commercial and investment capabilities that are not represented at all of the other peer banks, and Mr. Gorman’s unique role compared to other executives in our Peer Group, which includes the careful succession planning and preparation for Mr. Gorman as our next Chief Executive Officer.

Mr. Paine

Mr. Paine’s target total pay opportunity for 2019 was $4,200,000, and the Compensation Committee approved actual total pay for 2019 of $4,180,000. The pay determination for Mr. Paine reflects the Compensation Committee’s assessment that, despite a challenging first quarter, due to Mr. Paine’s leadership KeyBanc Capital Markets had another successful year with strong growth in M&A and equity fee revenue, including a second year of strong performance from the Cain Brothers franchise. KeyBanc Capital Markets represents a distinctive capability among our Peer Group and among regional banks generally that comes with pay expectations that differ from our peers, which the Compensation Committee took into consideration when establishing Mr. Paine’s pay opportunity and setting his actual pay.

Ms. Brady

Ms. Brady’s 2019 target total pay opportunity was $3,200,000. The Compensation Committee approved actual total pay for 2019 of $2,980,000. When making this determination, the Compensation Committee considered Ms. Brady’s central role in our continuous improvement expense reduction initiative, her selective addition of talent to her organization, and, along with Mr. Kimble, her strong leadership in our response to the previously disclosed fraud loss. Ms. Brady’s 2019 target total pay opportunity does not include the special retention award described above.

32

            Compensation Discussion and Analysis

Payout of 2017 Performance Awards

On February 20, 2017, each Named Executive Officer received an award of performance shares as part of his or her long-term incentive opportunity. The Named Executive Officers could earn between 0% and 150% of the performance shares granted based on the achievement of our 2017 long-term incentive plan, described below.

On February 17, 2020, the Compensation Committee approved a final performance level for our 2017 long-term incentive plan of 91.3%, as described below.

2017-2019 Long-Term Incentive Plan

		Performance Req’d for Payout

Performance Goals (1)	Weight	Min.	Target	Max.	Actual Result	Final Funding
Total Shareholder Return vs. Peer Group	25%	25% ile	50% ile	75% ile	27% ile	13.6%
Return on Tangible Common Equity vs. Peer Group	25%	25% ile	50% ile	75% ile	45% ile	22.7%
Cumulative Earnings Per Share	50%	$3.41	$4.55	$5.68	$4.77	55.0%
Calculated Performance						91.3%
Committee Approved Performance						91.3%

(1)	EPS and ROTCE actual results are based on continuing operations and exclude notable items, as described below under the heading “Definitions of Certain Financial Goals.”

Performance of our 2017 long-term incentive plan was driven by Return on Tangible Common Equity against the Peer Group and cumulative EPS above target. The EPS target excludes the impact of interest rates and if rates rise, a corresponding adjustment is made to the EPS target. During the performance period for the 2017 performance share awards, the EPS target was increased $0.63 over the original target to reflect interest rate increases.

Before approving this final performance level, the Compensation Committee considered our ERM Dashboard and our execution against strategic priorities and, based on this review, concluded that no reduction in calculated performance was warranted.

Other Elements of Compensation

Perquisites

The perquisites currently made available to all Named Executive Officers include an annual executive physical, tax and financial planning perquisite, with a set per participant cost to Key, and home security monitoring for a subset of executive officers. The executives who receive security monitoring were determined by Key’s Corporate Security team based on an assessment of the executive’s profile, the potential risks posed to the executive, and the risks to Key if a crime were to occur. We also provide Ms. Mooney with residential security services and, in some instances, require that she use a secure automobile and professionally trained driver as a matter of security. Ms. Mooney compensates Key for the cost of the automobile and driver when used solely for personal purposes. In addition, we pay the annual premium on an individual disability insurance policy for Mr. Gorman that was put into place before he became an executive officer.

Retirement Programs

Our Named Executive Officers are eligible to participate in our qualified 401(k) Savings Plan on the same basis as all other eligible employees. The 401(k) Savings Plan provides for matching contributions up to 6% on amounts deferred and a discretionary profit sharing contribution on participants’ eligible compensation, each subject to applicable Internal Revenue Service (“IRS”) limitations. The Compensation Committee established the profit sharing contribution for 2019 at 1% of a participant’s eligible earnings.

Our Named Executive Officers also are eligible to participate in our non-qualified Second Deferred Savings Plan, which provides a select group of highly compensated individuals with the ability to defer compensation in excess of what is eligible to be deferred to the 401(k) Savings Plan. There are no mandatory company matching contributions under the Second Deferred Savings Plan, but Key has the ability to make discretionary company contributions to participant accounts under the Second Deferred Savings Plan. We eliminated company matching contributions to the Deferred Savings Plan (the predecessor to the Second Deferred Savings Plan) in 2019.

33

Compensation Discussion and Analysis

Beginning with performance awards granted in 2019, Named Executive Officers are also eligible to participate in our non-qualified Long-Term Incentive Deferral Plan, which provides select executives (including Named Executive Officers) the ability to defer receipt of a portion of their performance award beyond the original vesting date to a date not sooner than their termination date.

The matching and profit sharing contributions made to the 401(k) Savings Plan and any matching contributions made to the Deferred Savings Plan on behalf of the Named Executive Officers are included in the “All Other Compensation” column to the 2019 Summary Compensation Table on page 41 of this proxy statement.

Ms. Mooney and Messrs. Gorman and Paine participated in our Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan, each of which we froze effective December 31, 2009. Additional information about our pension programs is included in the narrative to the 2019 Pension Benefits Table beginning on page 47 of this proxy statement.

Separation Pay

We maintain the KeyCorp Separation Pay Plan, which generally covers all of our employees, including our Named Executive Officers, and provides separation pay upon termination as a result of a reduction in staff. The amount of separation pay provided under the KeyCorp Separation Pay Plan may not exceed 52 weeks of separation pay, capped at an amount equal to two times the limit in effect under Section 401(a)(17) of the Internal Revenue Code for the year of separation (that cap was $560,000 in 2019). In addition, in the event of a termination of employment in connection with which we enter into a separation agreement with an executive officer (which we refer to as a “Termination Under Limited Circumstances”), our executive officers, including our Named Executive Officers, would be eligible to receive a similar separation pay benefit of up to 52 weeks of severance pay, and such other payments and benefits as may be negotiated at the time of separation and set out in the separation agreement. Our separation practices for executive officers are described in the Potential Payments Upon Termination or Change of Control table on page 50 of this proxy statement.

Change of Control Agreements

Each Named Executive Officer has entered into a Change of Control Agreement with us. We use Change of Control Agreements to help attract and retain executive talent. The Compensation Committee and the Board of Directors each believes that it is in the best interests of shareholders to ensure that our Named Executive Officers are able to evaluate objectively the merits of a potential transaction without being distracted by its potential impact on their personal employment situations. The Compensation Committee believes that most companies in our Peer Group maintain similar change of control arrangements for their executive officers. Our Change of Control Agreements are described in the Potential Payments Upon Termination or Change of Control table on page 50 of this proxy statement.

How We Make Pay Decisions

We seek to maintain a competitive level and mix of pay reflective of the market in which we compete for talent. We do this by reviewing the levels and types of compensation paid to executive officers in similar positions at companies in our Peer Group and the other companies with which we compete for talent.

Peer Group

In setting compensation for our Named Executive Officers, the Compensation Committee examines the compensation data of our peer companies provided by Compensation Advisory Partners (“CAP”), an independent executive compensation advisory firm, to better understand whether our pay practices remain appropriate when measured against the competitive landscape. While this market data is useful, the Compensation Committee does not rely only on this data for targeting compensation levels, but uses it as a basis for validating relative competitive pay for our Named Executive Officers. The Compensation Committee also considers market conditions, promotions, individual performance, survey data provided by CAP, and other relevant circumstances as it determines our Named Executive Officers’ compensation levels.

For 2019, the Compensation Committee continued to use the same Peer Group as 2018. This Peer Group was identified based on a multi-dimensional review, focusing on regional bank peers and considering factors such as the regulatory environment and expectations, as well as relative asset size, revenue, and market capitalization. Although we consider the Peer Group listed below to generally be the best group of comparators for compensation purposes, differences in business model and focus areas for each member of the Peer Group may cause challenges in making comparisons among members of the Peer Group. For example, Key’s distinctive commercial and investment banking capabilities focused on middle-market clients often lead Key to compete with large universal banks and boutique investment firms, rather than the peers identified below. In addition, our commercial and investment banks often compete on a national scale, and leaders of those lines of business are aligned with higher relative pay expectations as a result of our need to attract and retain top talent in these areas.

34

            Compensation Discussion and Analysis

The companies in our Peer Group maintain a strong brand and reputation and actively compete with us for executive talent. The companies in our 2019 Peer Group are listed below in alphabetical order. The list reflects Truist Financial Corporation, which was formed as a result of the 2019 merger of BB&T Corporation and SunTrust Banks, Inc., both of which were members of our Peer Group prior to the completion of that merger.

•	Citizens Financial Group, Inc.

•	Comerica Incorporated

•	Fifth Third Bancorp

•	Huntington Bancshares Incorporated
•	M&T Bank Corporation

•	The PNC Financial Services Group, Inc.

•	Regions Financial Corporation
•	Truist Financial Corporation

•	U.S. Bancorp

•	Zions Bancorporation

As of December 31, 2019, the median asset size, full year revenue, and market capitalization of the Peer Group compared to our asset size, total revenue, and market capitalization is set forth in the table below:

Role of the Compensation Committee

The Compensation Committee sets the pay and evaluates the performance of our CEO, with input from the full Board, and reviews and approves the compensation of a select group of other executives, including the Named Executive Officers. The Compensation Committee, as part of its oversight of the management and organizational structure of Key, annually reviews KeyCorp’s management succession plan for the CEO and other senior executives and oversees leadership development and diversity and inclusion efforts.

Our CEO attends Compensation Committee meetings and provides information and input about the pay levels and performance of our Named Executive Officers, other than herself. The Compensation Committee regularly meets in executive session, during which no member of management is present, to discuss the recommendations and approve pay actions for our Named Executive Officers, including our CEO.

Compensation Consultant

The Compensation Committee has retained the services of CAP, an independent executive compensation advisory firm. At the Compensation Committee’s request, CAP provides it with information on current trends in compensation design and emerging compensation practices. CAP also provides the Compensation Committee with an annual review and analysis of the compensation programs of our Peer Group, which it updates during the latter half of the year to determine whether the compensation targets of our Named Executive Officers remain competitive. CAP reports directly to, and serves at the sole pleasure of, the Compensation Committee. CAP provided no services to us other than the executive compensation consulting services that were requested by the Compensation Committee.

As part of its annual evaluation of its advisors, the Compensation Committee solicited information from CAP regarding any actual or perceived conflicts of interest and to evaluate its independence. Based on the information received from CAP, the Compensation Committee believes that the work CAP performed in 2019 did not raise a conflict of interest and that CAP is independent.

Tally Sheets

The Compensation Committee reviews Tally Sheets annually for our Named Executive Officers, which include a review of the estimated value of severance payments, the accumulated value of vested and unvested equity awards, and retirement benefits. The Compensation Committee also reviews the levels and types of compensation provided to executive officers in

35

Compensation Discussion and Analysis

similar positions at companies in our Peer Group. This practice allows the Compensation Committee to evaluate the total compensation package provided to our Named Executive Officers and consider the impact of isolated adjustments or incremental changes to specific elements of compensation.

Stock Ownership Guidelines

We impose robust stock ownership guidelines, ranging from six times base salary for our CEO, with a minimum direct ownership requirement of 10,000 common shares, to three times base salary for our other executive officers, with a minimum direct ownership requirement of 5,000 common shares. As of February 28, 2020, all of our Named Executive Officers, including our CEO, satisfied his or her share ownership requirements. Executives are encouraged to meet share ownership guidelines within three years and are required to comply within five years.

In furtherance of these guidelines, we subject shares earned through our long-term incentive compensation program to post-vesting holding requirements, so that each Named Executive Officer must hold the net shares acquired upon vesting of equity awards until he or she satisfies our share ownership guidelines. Further, our insider trading policy requires that our CEO notify the Chair of the Compensation Committee before she engages in any discretionary transactions involving our shares and does not permit the use of so-called “10b5-1” trading plans for our executive officers.

Consideration of Our Say-on-Pay Shareholder Vote

We continue to receive strong shareholder support for our Named Executive Officers’ compensation program, as reflected in the results of our annual “say-on-pay” proposals, which has received an average of 94% support over the past five years. We view the results of our say-on-pay votes as evidence that our executive compensation program provides pay for performance and appropriately aligns the interests of our Named Executive Officers with those of our shareholders.

Shareholder Outreach

Key maintains an active shareholder engagement program through which we periodically receive feedback from and have discussions with investors around our compensation philosophy and structure. These continuing conversations with our investors help us better understand matters of importance to our investors regarding our executive compensation program and help us to shape our pay-for-performance strategy. For more information, please see “Shareholder Engagement” on pages 16 and 17 of this proxy statement.

Compensation Committee Independence, Interlocks and Insider Participation

The current members of the Compensation Committee are Bruce Broussard, Alexander M. Cutler, William G. Gisel, Jr. (Chair), and Barbara R. Snyder, each of whom is an independent director under KeyCorp’s categorical independence standards, the general independence standards for directors established by the New York Stock Exchange, and the heightened independence standards required of Compensation Committee members by the New York Stock Exchange. No member of the Compensation Committee is a current, or during 2019 was, a former, officer or employee of KeyCorp or any of its subsidiaries or affiliates. During 2019, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions. In 2019, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or Compensation Committee.

Tax and Accounting Considerations

In structuring our executive compensation program, the Compensation Committee takes into account the tax and accounting treatment of our executive compensation arrangements; however, those considerations are not controlling factors in the design of our executive compensation program. For example, the Tax Cuts and Jobs Act, enacted in December 2017, included a number of significant changes to Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”), such as the repeal of the qualified performance-based compensation exemption and the expansion of the definition of “covered employees” (for example, by including the chief financial officer and certain former named executive officers as covered employees). As a result of these changes, except as otherwise provided in the transition relief provisions of the Tax Cuts and Jobs Act, compensation paid to any of our covered employees generally will not be deductible, to the extent that it exceeds $1,000,000 in the applicable taxable year. As has historically been the case, the Compensation Committee reserves the ability to pay compensation to our executives in appropriate circumstances, even if such compensation is not deductible under Section 162(m).

36

            Compensation Discussion and Analysis

Definitions of Certain Financial Goals

As described previously in this Compensation Discussion and Analysis, we use a balanced mix of financial and strategic goals to measure performance under our Annual Incentive Plan and for purposes of determining the vesting of performance awards. The financial goals are defined as follows:

•

Adjusted Cumulative EPS (non-GAAP measure): Income from continuing operations attributable to KeyCorp common shareholders, divided by weighted-average common shares and potential common shares outstanding, adjusted to remove the impact of changes in allowance for loan losses in consideration of CECL.

•

Adjusted Return on Tangible Common Equity (non-GAAP measure): Income from continuing operations attributable to Key common shareholders (GAAP) divided by average KeyCorp shareholders’ equity, less average intangible assets, adjusted for average purchased credit card relationships, less average preferred stock, adjusted to remove the impact of changes in allowance for loan losses in consideration of CECL.

•

Cash Efficiency Ratio (non-GAAP measure): Noninterest expense (GAAP) less intangible asset amortization divided by net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP).

•	EPS: Income from continuing operations attributable to KeyCorp common shareholders, divided by weighted-average common shares and potential common shares outstanding.

•	PPNR (non-GAAP measure): Net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP) less noninterest expense (GAAP), all from continuing operations.

•

Return on Tangible Common Equity (non-GAAP measure): Income from continuing operations attributable to Key common shareholders (GAAP) divided by average KeyCorp shareholders’ equity, less average intangible assets, less average purchased credit card relationships, less average preferred stock, and subject to additional adjustments as applicable and as described above.

•	Net Charge-Offs: Total loans charged off less total loan recoveries, all from continuing operations.

•	Tangible Common Equity (non-GAAP measure): KeyCorp shareholders’ equity (GAAP) less intangible assets, less purchased credit card relationships, less preferred stock.

•

Total Shareholder Return: Based on average closing share price over the last 20 trading days in the base year (i.e., for performance shares awarded in 2020, the last 20 trading days of 2019) versus average closing share price in the last 20 days in year three, plus investment of dividends paid during the measurement period.

Cash Efficiency Ratio, EPS, PPNR, and Return on Tangible Common Equity also exclude notable items. A reconciliation of GAAP to non-GAAP financial measures and the identification of notable items can be found on pages 14 and 24, respectively, of our Fourth Quarter 2019 Earnings Release attached as Exhibit 99.1 to Form 8-K filed on January 23, 2020.

In its judgment, the Compensation Committee may adjust the performance goals for certain extraordinary items identified by the Compensation Committee to reflect changes in accounting, the regulatory environment, strategic corporate transactions, and other unusual or unplanned events.

CEO Realized and Realizable Pay

Our executive compensation program is designed so that a substantial portion of the pay of our CEO is delivered in the form of long-term incentives—which means that both her Realized Pay (the amount she actually may receive in a given year) as well as her Realizable Pay (her future pay opportunity) are tied directly to our share price performance and achievement of our long-term financial goals.

37

Compensation Discussion and Analysis

Ms. Mooney’s pay, as reported in the Summary Compensation Table (“SCT”), reflects the accounting value of long-term incentives at the time of grant, and not the value actually received by Ms. Mooney from these grants or their potential future value. As a result, we believe that it is useful to compare Ms. Mooney’s Adjusted SCT Pay, Realized Pay, and Realizable Pay, in each case between 2017 and 2019, with our total shareholder return for the same period. This comparison shows the alignment of Ms. Mooney’s pay and the return to our shareholders, and demonstrates the differences between the Adjusted SCT Pay, actual Realized Pay and Realizable Pay for the same period, as illustrated below:

CEO Pay vs. Performance—

Adjusted SCT, Realizable and Realized Compensation

The comparison of Ms. Mooney’s Realizable Pay to her Adjusted SCT Compensation in each given year demonstrates the alignment of Ms. Mooney’s pay and the return to shareholders. For example, in 2018 Ms. Mooney’s Adjusted Summary Compensation was higher than her Realizable Pay due to the reduction in Key’s share price from 2017 to 2018.

Ms. Mooney’s Realized Pay between 2017 and 2019 consisted of the following elements. As noted in the chart above and the table below, Ms. Mooney’s Realized Pay for 2017 and 2019 included compensation from her exercise during that year of a significant number of previously granted stock options.

	2017 ($)	2018 ($)	2019 ($)
Base salary received	1,000,000	1,153,846	1,200,000
Annual incentive payments	2,675,000	2,500,000	2,000,000
Restricted stock units vesting	2,919,298	2,765,377	2,224,275
Performance share vesting	2,860,006	3,415,593	3,887,893
Stock option exercise*	5,946,119	—	7,904,674
Total	15,400,423	9,834,816	17,216,842

*	Ms. Mooney did not exercise any stock options in 2018.

The preceding chart and table are not substitutes for the information required to be contained in the Summary Compensation Table, but provide additional information with regard to our CEO’s pay, specifically demonstrating the alignment between Ms. Mooney’s pay and our performance.

38

            Compensation Discussion and Analysis

For purposes of this “CEO Realized and Realizable Pay” section, we define:

•

“Adjusted SCT” Pay as the compensation reported in the Summary Compensation Table for the applicable year (i.e., 2017, 2018, or 2019), adjusted by excluding “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation.” We excluded these items because they represent amounts that are not Realizable Pay or that will never become Realized Pay or which will not become Realized Pay until termination of employment or later, and do not have a realizable value.

•

“Realizable Pay” as the sum of: (i) actual base salary and incentives paid for the applicable year; (ii) the value of all restricted stock units granted during the applicable year based on the December 31, 2019, closing price of our common shares; (iii) the intrinsic value (i.e., the excess, if any, of the December 31, 2019, closing price of our common shares over the option exercise price) of all stock options granted during the applicable year; and (iv) the target value of all performance awards granted during the applicable year based on the December 31, 2019, closing price of our common shares.

•

“Realized Pay” as the sum of (i) actual base salary and incentives paid for the applicable year plus (ii) the amount reported as income upon vesting of performance awards, restricted stock units, or exercise of stock options, in each case occurring during the applicable year.

39

Compensation and Organization Committee Report

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth beginning on page 22 of this proxy statement and, based on this review and discussion, has recommended to the KeyCorp Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation and Organization Committee of the KeyCorp Board of Directors

Bruce Broussard

Alexander M. Cutler

William G. Gisel, Jr. (Chair)

Barbara R. Snyder

40

            Compensation of Executive Officers and Directors

Compensation of Executive Officers and Directors

2019 Summary Compensation Table

The following table sets forth the compensation paid to, awarded to, or earned by the Named Executive Officers with respect to the years ended December 31, 2019, 2018, and 2017, to the extent applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($) (See chart below)(5)	Total ($)

Beth E. Mooney	2019	1,200,000	—	5,741,984	637,998	2,000,000	4,880	79,126	9,663,988

Chairman and CEO	2018	1,153,846	—	4,792,497	532,495	2,500,000	4,565	81,067	9,064,470

	2017	1,000,000	—	3,959,986	439,999	2,675,000	3,932	67,553	8,146,470

Donald R. Kimble CFO, CAO and Vice Chair	2019	776,923	—	2,119,971	179,997	1,200,000	—	32,800	4,309,691
	2018	688,462	—	1,394,971	154,998	1,200,000	—	35,500	3,473,931
	2017	650,000	—	1,349,971	149,997	1,400,000	—	35,400	3,585,368

Christopher M. Gorman President and COO	2019	776,923	—	2,519,987	279,999	1,360,000	27,398	19,600	4,983,907
	2018	700,000	—	2,339,968	259,999	1,700,000	25,636	34,780	5,060,383
	2017	678,846	—	2,159,980	239,996	2,000,000	22,079	35,400	5,136,301

Andrew J. “Randy” Paine III Head of Institutional Bank	2019	576,923	—	1,799,975	199,998	1,280,000	21,048	32,800	3,910,744
	2018	500,000	—	1,709,998	189,998	1,500,000	19,695	50,202	3,969,893
	2017	500,000	—	1,619,980	179,998	1,700,000	16,962	35,400	4,052,340

Amy G. Brady Chief Information Officer	2019	688,462	—	1,259,984	139,998	880,000	—	32,800	3,001,244
	2018	650,000	—	899,972	99,999	1,100,000	—	54,403	2,804,374
	2017	633,846	—	1,597,475	64,998	1,000,000	—	35,400	3,331,719

(1)

Amounts reported as “Stock Awards” reflect the grant date fair value of stock awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 17 to the Consolidated Financial Statements contained in our 2019 Annual Report for an explanation of the assumptions made in valuing these awards.

On February 18, 2019, Mss. Mooney and Brady and Messrs. Gorman and Paine received stock awards consisting of a target number of cash performance shares and restricted stock units representing 50% and 40%, respectively, of each executive’s long-term incentive opportunity. Mr. Kimble received stock awards consisting of a target number of performance shares (two-thirds cash-settled, one-third stock-settled) and restricted stock units representing 61% and 31%, respectively, of his long-term incentive award opportunity. The target number of cash performance shares and restricted stock units awarded to each Named Executive Officer was determined by dividing the dollar amount of the Named Executive Officer’s cash performance share and restricted stock unit awards by the grant date closing price of our common shares (rounded down to the nearest whole share). February 18, 2019, was not a trading day and our equity compensation plan requires that in that circumstance, the closing price of our common shares on the most recent trading day—in this case February 15, 2019—be used as the grant date closing price. On February 15, 2019, the closing price of our common shares was $17.51.

Mr. Kimble’s grant of stock-settled performance shares granted to him on February 18, 2019, was based on the grant date closing price of our common shares as described above (rounded down to the nearest whole share). Additional information about the award granted to Mr. Kimble can be found in the 2019 Grants of Plan-Based Awards Table on page 43 of this proxy statement.

41

Compensation of Executive Officers and Directors

If our performance during the measurement period resulted in the maximum number of 2019 cash performance shares vesting, our executives would be entitled to a maximum award with a grant date fair value of the maximum award set forth in the following table. The stock-settled performance shares granted to Mr. Kimble in 2019 do not have maximum or threshold payout levels and will be earned in full at the target level if the applicable performance objective is met or exceeded.

Named Executive Officer	Grant Date Fair Value of Performance Shares at Maximum Award ($)

Beth E. Mooney	$4,784,984

Donald R. Kimble	$1,849,967

Christopher M. Gorman	$2,099,993

Andrew J. “Randy” Paine III	$1,499,967

Amy G. Brady	$1,049,996

(2)

Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of options using the Black-Scholes option pricing model. On February 18, 2019, each Named Executive Officer received an annual long-term incentive award consisting, in part, of an award of nonqualified stock options. See Note 17 to the Consolidated Financial Statements contained in our 2019 Annual Report for an explanation of the assumptions made in valuing stock options granted to our Named Executive Officers in 2019.

(3)	Amounts reported as “Non-Equity Incentive Plan Compensation” reflect annual incentives earned by each Named Executive Officer for the applicable year.

(4)

Amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the interest credits allocated to Ms. Mooney, Mr. Gorman, and Mr. Paine under the frozen Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan. We froze our pension benefits for all employees, including the Named Executive Officers, effective December 31, 2009, as described in the narrative to the 2019 Pension Benefits Table beginning on page 47 of this proxy statement. No above market or preferential earnings were paid to any Named Executive Officer on nonqualified deferred compensation.

(5)	The following table sets forth detail about the amounts reported in the “All Other Compensation” column.

Name	Executive Physical ($)(a)	Executive Security ($)(b)	Car and Driver ($)(c)	Financial Planning ($)(d)	Matching Contribution ($)(e)	Profit Sharing ($)(f)	Total ($)
Beth E. Mooney	2,326	7,101	20,399	16,500	30,000	2,800	79,126
Donald R. Kimble	—	—	—	—	30,000	2,800	32,800
Christopher M. Gorman	—	—	—	—	16,800	2,800	19,600
Andrew J. “Randy” Paine III	—	—	—	—	30,000	2,800	32,800
Amy G. Brady	—	—	—	—	30,000	2,800	32,800

(a)	The maximum benefit utilized by any Named Executive Officer was $2,326. For privacy reasons, this amount is shown for Ms. Mooney, regardless of actual usage.

(b)

Based on the recommendations of an independent security study, the Compensation Committee approved a comprehensive security program for Ms. Mooney and select executives. Under this program, we pay for certain security upgrades and ongoing monitoring.

(c)

The Compensation Committee has authorized, and in some instances required, Ms. Mooney to use a secure automobile and professionally-trained driver for business and personal travel. Ms. Mooney reimburses us for the cost of automobile and driver when used solely for personal purposes.

(d)

The Compensation Committee approved a tax and financial planning perquisite, which was introduced in 2016. The amount shown in this column represents the cost to Key for any Named Executive Officer who utilized this benefit.

(e)

The amounts in this column consist of Company contributions to the qualified 401(k) Savings Plan and the nonqualified Deferred Compensation Plan. For more information about these plans, see page 33 of this proxy statement.

(f)

Employees participating in our 401(k) Savings Plan receive a discretionary profit sharing contribution equal to a percentage of their plan-eligible compensation. The contribution percentage is determined annually by the Compensation Committee. For 2019, the profit sharing contribution to this plan was 1.0%. For more information about this plan, see page 33 of this proxy statement.

42

            Compensation of Executive Officers and Directors

2019 Grants of Plan-Based Awards Table

	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards (# of Shares or Units)(3)	All Other Option Awards (# of Shares Underlying Options)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum

Beth E. Mooney		1,250,000	2,500,000	5,000,000	—	—	—	—	—	—	—
	2/18/19	—	—	—	91,091	182,181	273,272	—	—	—	3,189,989

	2/18/19	—	—	—	—	—	—	—	207,817	17.51	637,998

	2/18/19	—	—	—	—	—	—	145,745	—	—	2,551,995

Donald R. Kimble		750,000	1,500,000	3,000,000	—	—	—	—	—	—	—
	2/18/19	—	—	—	25,699	51,398	77,097	—	—	—	899,979

	2/18/19	—	—	—		28,555		—	—	—	499,998

	2/18/19	—	—	—	—	—	—	—	58,631	17.51	179,997

	2/18/19							41,119	—	—	719,994

Christopher M. Gorman		850,000	1,700,000	3,400,000	—	—	—	—	—	—	—

	2/18/19	—	—	—	39,977	79,954	119,931	—	—	—	1,399,995

	2/18/19	—	—	—	—	—	—	—	91,205	17.51	279,999

	2/18/19	—	—	—	—	—	—	63,963	—	—	1,119,992

Andrew J. “Randy” Paine III		800,000	1,600,000	3,200,000	—	—	—	—	—	—	—

	2/18/19	—	—	—	28,555	57,109	85,664	—	—	—	999,978

	2/18/19	—	—	—	—	—	—	—	65,146	17.51	199,998

	2/18/19	—	—	—	—	—	—	45,688	—	—	799,997

Amy G. Brady		550,000	1,100,000	2,200,000	—	—	—	—	—	—	—

	2/18/19	—	—	—	19,989	39,977	59,966	—	—	—	699,997

	2/18/19	—	—	—	—	—	—	—	45,602	17.51	139,998

	2/18/19	—	—	—	—	—	—	31,981	—	—	559,987

(1)

Amounts reported as “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” reflect the individual annual incentive opportunity each of the Named Executive Officers could receive at threshold (50% of target), at target, and at maximum (200% of target) performance for the one-year performance period ended December 31, 2019. The maximum individual opportunity that any Named Executive Officer can earn is different than the maximum funding level of our Annual Incentive Plan described in the Compensation Discussion and Analysis section of this proxy statement. Actual annual incentive payments are reflected in the 2019 Summary Compensation Table on page 41 of this proxy statement.

(2)

Amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column reflect the threshold (50% of target), target, and maximum (150% of target) long-term incentive awards in the form of cash performance shares that each Named Executive Officer could earn for the three-year performance period beginning on January 1, 2019, and ending December 31, 2021. Our performance share awards are discussed in the Compensation Discussion and Analysis section of this proxy statement. The dollar value awarded to each of the Named Executive Officers as cash performance shares was converted into a book entry target number of phantom shares that track our stock price and pay out in the form of cash. The price at which the cash performance shares were converted into phantom shares was based on the grant date closing price of our common shares of $17.51. Please see footnote 1 to the 2019 Summary Compensation Table for a discussion of how we arrive at the grant date fair value. For Mr. Kimble, this column also reflects his grant of stock-settled performance shares on February 18, 2019, which cliff-vest on March 1, 2022, subject to our performance against a performance condition as described in the Compensation Discussion and Analysis section of this proxy statement. Mr. Kimble’s stock-settled performance shares do not have maximum or threshold payout levels and will be earned in full at the target level if the applicable performance objective is met or exceeded. All performance shares earn dividend equivalents on the target number of shares, which are reinvested and subject to the same terms and restrictions otherwise applicable to the underlying performance shares.

(3)

Amounts reported in the “All Other Stock Awards” column are the number of restricted stock units granted to each of the Named Executive Officers on February 18, 2019, which vest in four equal annual installments following the grant date.

(4)

Amounts reported in the “All Other Option Awards” column are the number of KeyCorp common shares underlying the stock options granted to each of the Named Executive Officers on February 18, 2019. Stock options granted in 2019 vest in four equal annual installments following the grant date.

(5)

We set the exercise price of all stock options using the grant date closing price of our common shares of $17.51. Please see footnote 1 to the 2019 Summary Compensation Table for a discussion of how we arrive at the grant date fair value. The Compensation Committee does not reprice options. We have not and will not back-date options, nor do we provide loans to employees in order to exercise options.

(6)

Amounts reported in the “Grant Date Fair Value of Stock and Options Awards” column represent the aggregate grant date fair value of equity awards granted during the respective year. The accounting assumptions used in calculating the grant date fair value for the equity awards are described in Note 17 to the Consolidated Financial Statements contained in our 2019 Annual Report.

The impact of terminations and a change of control on the Grants of Plan-Based Awards is shown in more detail in the Potential Payments Upon Termination or Change of Control table on page 50 of this proxy statement.

43

Compensation of Executive Officers and Directors

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for each Named Executive Officer with respect to (i) each stock option that had not been exercised and remained outstanding as of December 31, 2019, (ii) each award of restricted stock units that had not vested and remained outstanding as of December 31, 2019, and (iii) each award of performance shares or cash performance shares that had not vested and remained outstanding as of December 31, 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Beth E. Mooney	2/17/2014	76,045	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	92,378	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	154,206	51,401	10.49	2/15/2026	—	—	—	—

	2/20/2017	47,826	47,826	18.96	2/20/2027	—	—	—	—

	2/19/2018	26,001	78,002	21.02	2/19/2028	—	—	—	—

	2/18/2019	—	207,817	17.51	2/18/2029	—	—	—	—

	Aggregate non- option awards	—	—	—	—	446,686	9,040,925	487,748	9,872,020

Donald R. Kimble	2/17/2014	22,813	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	30,023	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	52,570	17,523	10.49	2/15/2026	—	—	—	—

	2/20/2017	16,304	16,304	18.96	2/20/2027

	2/19/2018	7,569	22,704	21.02	2/19/2028	—	—	—	—

	2/18/2019	—	58,631	17.51	2/18/2029	—	—	—	—

	Aggregate non- option awards	—	—	—	—	139,311	2,819,655	169,114	3,422,867

Christopher M. Gorman	5/19/2011	188,442	—	8.59	5/19/2021	—	—	—	—

	3/2/2012	235,215	—	7.98	3/2/2022	—	—	—	—

	3/1/2013	53,521	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	38,022	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	57,736	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	84,112	28,037	10.49	2/15/2026	—	—	—	—

	2/20/2017	26,087	26,086	18.96	2/20/2027	—	—	—	—

	2/19/2018	12,696	38,085	21.02	2/19/2028	—	—	—	—

	2/18/2019	—	91,205	17.51	2/18/2029	—	—	—	—

	Aggregate non- option awards	—	—	—	—	222,836	4,510,201	224,115	4,536,088

Andrew J. “Randy” Paine III	3/2/2012	39,919	—	7.98	3/2/2022	—	—	—	—

	3/1/2013	12,676	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	13,307	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	21,362	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	67,465	22,488	10.49	2/15/2026	—	—	—	—

	2/20/2017	19,566	19,564	18.96	2/20/2027	—	—	—	—

	2/19/2018	9,278	27,831	21.02	2/19/2028	—	—	—	—

	2/18/2019	—	65,146	17.51	2/18/2029	—	—	—	—

	Aggregate non- option awards	—	—	—	—	175,619	3,554,529	161,721	3,273,233

Amy G. Brady	3/1/2013	14,084	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	10,456	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	13,856	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	22,780	7,593	10.49	2/15/2026	—	—	—	—

	2/20/2017	7,066	7,064	18.96	2/20/2027	—	—	—	—

	2/19/2018	4,883	14,648	21.02	2/19/2028	—	—	—	—

	2/18/2019	—	45,602	17.51	2/18/2029	—	—	—	—

	Aggregate non- option awards	—	—	—	—	99,702	2,017,968	100,584	2,035,820
(1)	This column shows the number of common shares underlying outstanding stock options that have vested as of December 31, 2019.

44

            Compensation of Executive Officers and Directors

(2)

This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2019. The remaining vesting dates are shown in the following table. All options described below vest in four equal annual installments from the grant date, unless otherwise noted.

Name	Grant Date	Options Outstanding	Remaining Vesting Dates

Beth E. Mooney	2/15/2016	51,401	2/17/2020

	2/20/2017	47,826	2/17/2020, 2/17/2021

	2/19/2018	78,002	2/17/2020, 2/17/2021, 2/17/2022

	2/18/2019	207,817	2/17/2020, 2/17/2021, 2/17/2022, 2/17/2023

Donald R. Kimble	2/15/2016	17,523	2/17/2020

	2/20/2017	16,304	2/17/2020, 2/17/2021

	2/19/2018	22,704	2/17/2020, 2/17/2021, 2/17/2022

	2/18/2019	58,631	2/17/2020, 2/17/2021, 2/17/2022, 2/17/2023

Christopher M. Gorman	2/15/2016	28,037	2/17/2020

	2/20/2017	26,086	2/17/2020, 2/17/2021

	2/19/2018	38,085	2/17/2020, 2/17/2021, 2/17/2022

	2/18/2019	91,205	2/17/2020, 2/17/2021, 2/17/2022, 2/17/2023

Andrew J. “Randy” Paine III	2/15/2016	22,488	2/17/2020

	2/20/2017	19,564	2/17/2020, 2/17/2021

	2/19/2018	27,831	2/17/2020, 2/17/2021, 2/17/2022

	2/18/2019	65,146	2/17/2020, 2/17/2021, 2/17/2022, 2/17/2023

Amy G. Brady	2/15/2016	7,593	2/17/2020

	2/20/2017	7,064	2/17/2020, 2/17/2021

	2/19/2018	14,648	2/17/2020, 2/17/2021, 2/17/2022

	2/18/2019	45,602	2/17/2020, 2/17/2021, 2/17/2022, 2/17/2023

(3)	This column shows the exercise price for each stock option reported in the table, which was at least 100% of the fair market value of our common shares on the grant date.

(4)

This column shows the aggregate number of restricted stock units outstanding as of December 31, 2019, and the number of 2017 performance shares or cash performance shares earned based on performance of 91.3% through December 31, 2019, that remain outstanding as of that date. The remaining vesting dates are shown in the following table. All awards described below vest in four equal annual installments from the grant date, unless otherwise noted under “Vesting Schedules.”

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates	Vesting Schedules

Beth E. Mooney	2/15/2016	47,061	2/17/2020

	2/20/2017	115,878	2/17/2020	Performance shares vest in full on 2/17/2020.

	2/20/2017	50,768	2/17/2020, 2/17/2021

	2/19/2018	81,460	2/17/2020, 2/17/2021, 2/17/2022

	2/18/2019	151,519	2/17/2020, 2/17/2021, 2/17/2022, 2/17/2023

Donald R. Kimble	2/15/2016	16,043	2/17/2020

	2/20/2017	39,503	2/17/2020	Performance shares vest in full on 2/17/2020.

	2/20/2017	17,306	2/17/2020, 2/17/2021

	2/19/2018	23,711	2/17/2020, 2/17/2021, 2/17/2022

	2/18/2019	42,748	2/17/2020, 2/17/2021, 2/17/2022, 2/17/2023

Christopher M. Gorman	2/15/2016	25,669	2/17/2020

	2/20/2017	63,206	2/17/2020	Performance shares vest in full on 2/17/2020.

	2/20/2017	27,691	2/17/2020, 2/17/2021

	2/19/2018	39,773	2/17/2020, 2/17/2021, 2/17/2022

	2/18/2019	66,497	2/17/2020, 2/17/2021, 2/17/2022, 2/17/2023

Andrew J. “Randy” Paine III	2/15/2016	30,884	2/17/2020	Performance shares vest in full on 2/17/2020.

	2/20/2017	47,404	2/17/2020

	2/20/2017	20,767	2/17/2020, 2/17/2021

	2/19/2018	29,066	2/17/2020, 2/17/2021, 2/17/2022

	2/18/2019	47,498	2/17/2020, 2/17/2021, 2/17/2022, 2/17/2023

Amy G. Brady	2/15/2016	6,952	2/17/2020

	2/20/2017	17,118	2/17/2020	Performance shares vest in full on 2/17/2020.

	2/20/2017	19,229	2/20/2020	33% vests each year for three years after the grant date.
	2/20/2017	7,499	2/17/2020, 2/17/2021

	2/20/2017	360	2/17/2020, 2/17/2021

	2/19/2018	15,296	2/17/2020, 2/17/2021, 2/17/2022

	2/18/2019	33,248	2/17/2020, 2/17/2021, 2/17/2022, 2/17/2023

45

Compensation of Executive Officers and Directors

(5)

This column shows the aggregate number of performance shares or cash performance shares outstanding and shown at the target value of 150% based on performance as of December 31, 2019, other than the 2017 award of performance shares or cash performance shares which were earned based on performance between 2017 and 2019, vested in full on February 17, 2020, and are shown in the prior column as described in footnote 4. This column also includes the share-settled performance award granted to Mr. Kimble in 2019. The vesting dates for each award of performance shares or cash performance shares (including reinvested dividends) are shown in the following table. All awards described below vest in full after three years from the grant date, unless otherwise noted.

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates
Beth E. Mooney	2/19/2018	203,650	2/17/2021
	2/18/2019	284,098	2/17/2022
Donald R. Kimble	2/19/2018	59,277	2/17/2021
	2/18/2019	80,151	2/17/2022
	2/18/2019	29,686	3/1/2022
Christopher M. Gorman	2/19/2018	99,433	2/17/2021
	2/18/2019	124,682	2/17/2022
Andrew J. “Randy” Paine III	2/19/2018	72,664	2/17/2021
	2/18/2019	89,057	2/17/2022
Amy G. Brady	2/19/2018	38,243	2/17/2021
	2/18/2019	62,341	2/17/2022

2019 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of stock options and the vesting of restricted stock units during the year ended December 31, 2019, for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(9)	Award Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Beth E. Mooney	800,292	7,904,674	2/17/2019(1)	31,226	546,769

	—	—	2/17/2019(2)	45,267	792,627

	—	—	2/17/2019(3)	24,417	427,542

	—	—	2/17/2019(4)	26,119	457,337

	—	—	2/17/2019(5)	222,038	3,887,893

				349,067	6,112,168

Donald R. Kimble	—	—	2/17/2019(1)	10,148	177,698

	—	—	2/17/2019(2)	15,432	270,212

	—	—	2/17/2019(3)	8,323	145,744

	—	—	2/17/2019(4)	7,603	133,123

	—	—	2/17/2019(5)	75,694	1,325,409

				117,200	2,052,186

Christopher M. Gorman	—	—	2/17/2019(1)	19,516	341,721

	—	—	2/17/2019(2)	24,692	432,351

	—	—	2/17/2019(3)	13,318	233,198

	—	—	2/17/2019(4)	12,753	223,298

	—	—	2/17/2019(5)	121,111	2,120,662

				191,390	3,351,230

Andrew J. “Randy” Paine III	—	—	2/17/2019(1)	10,831	189,656

	—	—	2/17/2019(2)	29,707	520,167

	—	—	2/17/2019(3)	9,989	174,908

	—	—	2/17/2019(4)	9,319	163,181

	—	—	2/17/2019(6)	58,285	1,020,567

				118,131	2,068,479

46

            Compensation of Executive Officers and Directors

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(9)	Award Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Amy G. Brady	—	—	2/17/2019(1)	4,684	82,012

	—	—	2/17/2019(2)	6,687	117,087

	—	—	2/17/2019(3)	3,607	63,154

	—	—	2/17/2019(4)	4,906	85,896

	—	—	2/17/2019(5)	32,800	574,333

	—	—	2/17/2019(7)	174	3,040

	—	—	2/20/2019(8)	18,498	332,033

				71,356	1,257,555

(1)	Mss. Mooney and Brady and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 16, 2015, one-quarter of which vested on February 17, 2019.

(2)	Mss. Mooney and Brady and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 15, 2016, one-quarter of which vested on February 17, 2019.

(3)	Mss. Mooney and Brady and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 20, 2017, one-quarter of which vested on February 17, 2019.

(4)	Mss. Mooney and Brady and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 19, 2018, one-quarter of which vested on February 17, 2019.

(5)

Mss. Mooney and Brady and Messrs. Kimble and Gorman each received a grant of performance shares as part of our annual long-term incentive program on February 15, 2016, which were earned based on our performance between 2016 and 2018 and fully vested and were paid in shares on February 17, 2019.

(6)

Mr. Paine received a grant of cash performance shares as part of our annual long-term incentive program on February 15, 2016, which were earned based on our performance between 2016 and 2018 and fully vested and were paid in cash on February 17, 2019.

(7)	Ms. Brady was required to defer a portion of her annual incentive award into restricted stock units on February 20, 2017, one-quarter of which vested and was paid in shares on February 17, 2019.

(8)	Ms. Brady received an additional grant of restricted stock units on February 20, 2017, one-third of which vested on February 20, 2019.

(9)

The value realized on exercise of an option award equals the number of shares for which the option was exercised multiplied by the excess of the closing market price of our common stock on the exercise date over the exercise price per share.

2019 Pension Benefits Table

The following table presents information about the Named Executive Officers’ participation in KeyCorp’s defined benefit pension plans as of December 31, 2019. Named Executive Officers who have not participated in KeyCorp’s defined benefit pension plans are excluded from this table.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefits ($)

Beth E. Mooney	Cash Balance Pension Plan	4	56,008

	Second Excess Cash Balance Pension Plan	4	107,571

Christopher M. Gorman	Cash Balance Pension Plan	18	214,620

	Second Excess Cash Balance Pension Plan	18	703,829

Andrew J. “Randy” Paine III	Cash Balance Pension Plan	16	214,696

	Second Excess Cash Balance Pension Plan	16	490,900

KeyCorp previously maintained both a qualified Cash Balance Pension Plan (the “Pension Plan”) and a nonqualified Second Excess Cash Balance Pension Plan (the “Excess Plan”) in which employees, including Named Executive Officers, could participate. Credited service for Pension Plan and Excess Plan purposes was frozen as of December 31, 2009. Vesting service, however, continues to accrue.

47

Compensation of Executive Officers and Directors

Pension Plan

Effective December 31, 2009, KeyCorp froze the Pension Plan. Benefits accrued through December 31, 2009, will continue to be credited with interest until the participant commences distribution of benefits. The Pension Plan’s interest crediting rate is established annually and is based on the rate for 30-year U.S. Treasury securities. For 2019, the Pension Plan’s interest crediting rate was 3.04%. For 2020, the Pension Plan’s interest crediting rate is 2.74%. Participants’ Pension Plan distributions may be made upon the participant’s retirement, termination of employment, or death. Distributions may be made in the form of a single lump sum payment, in the form of an annuity, or in a series of actuarially equivalent installments.

Excess Plan

KeyCorp established the Excess Plan effective January 1, 2005, and the Excess Plan was frozen on December 31, 2009. Benefits that accrued through December 31, 2009, continue to be credited with interest until distribution. The Excess Plan’s interest crediting rate is the same as the interest crediting rate for the Pension Plan. To be eligible to receive a distribution from the Excess Plan, a participant must be age 55 or older with a minimum of five years of vesting service. Participants who are involuntarily terminated for reasons other than for cause may receive a distribution of their Excess Plan benefits provided that, at the time of termination, the participant (i) has a minimum of 25 years of vesting service with KeyCorp, and (ii) enters into an employment separation agreement (containing a full release with noncompete and nonsolicitation requirements) with us. Distributions are in the form of an annuity or actuarially equivalent installments (unless the participant’s benefit is under $50,000, in which case it is distributed as a single lump sum payment).

Ms. Mooney and Messrs. Gorman and Paine participate in both the Pension Plan and Excess Plan. Mr. Kimble and Ms. Brady do not participate in either of those plans.

2019 Nonqualified Deferred Compensation Table

The following table shows the nonqualified deferred compensation activity for the Named Executive Officers for 2019 under our Second Deferred Savings Plan (“SDSP”) and its predecessor, the Deferred Savings Plan (“DSP”). All KeyCorp contributions to the SDSP are also included in current-year compensation presented in the 2019 Summary Compensation Table on page 41 of this proxy statement.

Name	Executive Contributions in Last FY ($)(1)	KeyCorp Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Beth E. Mooney – Deferred Savings Plan	144,277	13,200	437,044	—	4,847,942

Donald R. Kimble – Deferred Savings Plan	61,662	13,200	87,559	—	529,469

Donald R. Kimble – Second Deferred Savings Plan	38,846	—	2,965	—	41,811

Christopher M. Gorman – Deferred Savings Plan	—	—	555,501	—	7,234,091

Andrew J. “Randy” Paine III – Deferred Savings Plan	77,815	13,200	667,256	—	3,071,354

Andrew J. “Randy” Paine III – Second Deferred Savings Plan	57,692	—	4,492	—	62,184

Amy G. Brady – Deferred Savings Plan	276,000	13,200	319,519	—	1,636,561

Amy G. Brady – Second Deferred Savings Plan	103,269	—	10,445	—	113,714

(1)	Executive contributions and KeyCorp contributions to the SDSP and the DSP in the last fiscal year are reflected in the 2019 Summary Compensation Table on page 41 of this proxy statement.

(2)

Aggregate earnings (losses) in the last fiscal year are not reflected in the 2019 Summary Compensation Table on page 41 of this proxy statement because the earnings (losses) were neither preferential nor above-market.

(3)

The aggregate balances at the last fiscal year-end represent the total ending account balance at December 31, 2019, for each Named Executive Officer under each of the SDSP and the DSP. The aggregate balances reported for the DSP include the following amounts that previously were reported in the Summary Compensation Table for prior fiscal years: Ms. Mooney executive contributions of $2,851,753, and KeyCorp contributions of $859,920; Mr. Kimble executive contributions of $307,786, and KeyCorp contributions of $54,900; Mr. Gorman executive contributions of $2,963,462, and KeyCorp contributions of $563,759; Mr. Paine executive contributions of $359,608, and KeyCorp contributions of $40,800; and Ms. Brady executive contributions of $913,588, and KeyCorp contributions of $40,500.

48

            Compensation of Executive Officers and Directors

Second Deferred Savings Plan

KeyCorp maintains the SDSP, effective for deferrals on and after January 1, 2019. Eligible employees are designated by KeyCorp, and participating employees may defer up to 75% of their base salary, 75% of their incentive/commission payments, and 75% of their annual incentive awards under the SDSP. KeyCorp also has the discretion to provide company contributions (which may include matching contributions) under the SDSP. SDSP deferrals are invested on a bookkeeping basis as selected by the participant from a range of notional investment funds. Distributions of vested SDSP benefits are made, in accordance with participant elections, either following the participant’s separation from service or on a specified “in-service” payment date during the participant’s employment.

Deferred Savings Plan

Prior to 2019, KeyCorp participating employees could elect to defer compensation and receive a matching contribution under the DSP. The DSP was closed to future deferrals upon the adoption of the SDSP. Participating employees were eligible to defer up to 50% of their base salary and up to 100% of their annual incentive awards (collectively referred to as “participant deferrals”) to the DSP once their compensation for the applicable plan year reached the IRS compensation limits for the year. We provided DSP participants with an employer match on the first 6% of participant deferrals under the DSP in excess of the IRS compensation limits, which employer match could not exceed 6% of the lesser of (i) $500,000 or (ii) the participant’s annual compensation, and was subject to a three-year vesting requirement. However, in 2019, the matching contribution to the DSP was eliminated, although certain Named Executive Officers received a matching contribution under the DSP in 2019 as a result of compensation deferred into the DSP after the Named Executive Officer received payment of his or her annual incentive award in respect of performance year 2018. DSP account balances are invested on a bookkeeping basis in investment funds that mirror the funds offered under the 401(k) Savings Plan as well as in an interest-bearing fund. The interest-bearing fund is credited with a monthly interest rate equal to 120% of the applicable long-term federal rate as published by the Internal Revenue Service. Distributions of vested DSP benefits are made following the employee’s separation from service.

Long-Term Incentive Deferral Plan

Beginning with performance share awards granted in 2019, executive officers are eligible to participate in our non-qualified Long-Term Incentive Deferral Plan, which provides our executive officers the ability to defer receipt of between 25% and 80% of their performance share award beyond the original vesting date to a date not sooner than their termination date. Performance share awards deferred under the Long-Term Incentive Deferral Plan will be credited to participant accounts after the awards are earned and vested, and no deferrals were credited to participant accounts under Long-Term Incentive Deferral Plan in 2019. Participant accounts under the Long-Term Incentive Deferral Plan will be credited with earnings on a bookkeeping basis based on the value of notional KeyCorp common shares, plus dividend equivalents to be credited (where applicable) consistent with the manner of crediting dividend equivalents pursuant to the terms of the applicable performance share award.

49

Compensation of Executive Officers and Directors

Potential Payments Upon Termination or Change of Control

The following table describes the compensation and benefit enhancements that would be provided to the Named Executive Officers in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees. The table describes our 2019 equity grant practices. To the extent relevant, prior practices are described in the footnotes.

Termination Event (1)	Severance Pay	Annual Incentive (3)	Stock Options	Restricted Stock Units (5)	Performance Awards	Nonqualified Pension Benefits (6)	Nonqualified Deferred Compensation (7)
Death	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of four years or normal expiration (4)	Full vesting and immediate distribution	Full vesting and immediate distribution at target	Full vesting of unvested balance with five years of service	Full vesting of unvested company contributions
Disability	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of five years or normal expiration (4)	Full vesting and immediate distribution	Full vesting and immediate distribution at target	Full vesting of unvested balance upon termination	Full vesting of unvested company contributions
Retirement	None	Forfeited unless employed on payment date	Pro rata vesting,
or full vesting if
retire on or after
age 60 with 10
years of service
and after the first
anniversary of the
date of grant
(unless otherwise
determined by
the
Compensation
Committee); all
expire at earlier of
five years or
normal expiration
(4)	Pro rata vesting,
or full vesting if
retire on or after
age 60 with 10
years of service
and after the first
anniversary of the
date of grant
(unless otherwise
determined by
the
Compensation
Committee),
distribution on
vesting dates	Pro rata vesting,
or full vesting if
retire on or after
age 60 with 10
years of service
and after the first
anniversary of the
date of grant
(unless otherwise
determined by
the
Compensation
Committee),
distribution on
					vesting date	Full vesting of unvested balance	Full vesting of unvested company contributions with three years of service
Limited Circumstances	Up to 52 weeks salary continuation	Forfeited unless employed on payment date	Full vesting and distribution on remaining vesting dates; all expire at earlier of five years or normal expiration (8)	Full vesting and distribution on remaining vesting dates	Full vesting and distribution on vesting date	Unvested balance forfeited unless 25 years of service	Full vesting of unvested company contributions
Change of Control Termination	Two times sum of base salary and the target annual incentive (CEO and President and COO receive a three-times benefit (2)) Payment equal to 18 months COBRA premiums	Forfeited unless employed on payment date	Full vesting; all expire at earlier of two years or normal expiration	Full vesting and immediate distribution	Full vesting (9)	Full vesting of unvested balance	Full vesting of unvested company contributions Payment equal to two additional years of matching contributions under qualified and nonqualified retirement plans (2)

(1)	For purposes of the table above and, where applicable, the following tables, we define:

“Retirement” to mean a Named Executive Officer’s voluntary termination on or after age 55 with five years of service;

“Limited Circumstances” as a termination in which a Named Executive Officer becomes entitled to severance benefits either (i) under our Separation Pay Plan which generally provides all employees with benefits in the event of a loss of employment due to a reduction in staff, or (ii) pursuant to a separation agreement entered into in connection with the termination. Thus, we may negotiate severance arrangements in the context of a Named Executive Officer’s termination, which may include the benefits described above for a termination under “Limited Circumstances” or such other benefits as may be negotiated in connection with the termination. We define a “Change of Control Termination” as a Named Executive Officer’s involuntary termination or voluntary termination for “good reason,” in each case within two years following a change of control.

50

            Compensation of Executive Officers and Directors

(2)	Select executives who had Change of Control Agreements providing for a greater than two-times benefit when we restructured these agreements in 2012 were permitted to retain the greater benefit.

(3)

Notwithstanding the general rule of forfeiture, all employees are eligible to receive a discretionary prorated annual incentive earned for the year of termination, and we may also pay annual incentives earned with respect to performance in the immediately preceding year, to the extent unpaid at the time of termination.

(4)	Prior to 2013, vested stock options expired at the earlier of three years or normal expiration.

(5)

Any restricted stock units attributable to annual cash incentives that were required to be deferred in accordance with our deferral requirements will vest in full on the remaining vesting dates if an employee terminates as result of a Retirement or Limited Circumstances; however in the event of a termination of employment due to Death or Disability, any restricted stock units attributable to annual cash incentives that were required to be deferred in accordance with our deferral requirements will vest in full and be distributed immediately.

(6)	Please see the narrative to the 2019 Pension Benefits Table for more information about our nonqualified pension plans.

(7)	Please see the narrative to the 2019 Nonqualified Deferred Compensation Table for more information about our nonqualified deferred compensation plans.

(8)	Prior to 2018, vested stock options expired at the earlier of three years or normal expiration.

(9)

Unvested awards that become vested due to certain terminations of employment within two years following a change in control vest at target unless both the change in control and termination occur after the end of the performance period, in which case the amount of the award would be based on actual performance. The award would then be distributed immediately.

2019 Post-Termination Tables

The following tables set forth the compensation that would be paid by KeyCorp to the Named Executive Officers assuming a termination of employment and/or Change of Control Termination on December 31, 2019, in the various scenarios outlined below. Except as otherwise noted below, the values reported for stock options, restricted stock units, and performance awards are based on the closing price of KeyCorp common shares on December 31, 2019, of $20.24 (less the applicable exercise price, in the case of stock options).

Beth E. Mooney

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	1,129,717	6,695,537	9,150,195	—	—	16,975,449

Disability	—	—	1,129,717	6,695,537	9,150,195	—	—	16,975,449

Retirement (1)	—	—	680,572	4,267,688	6,381,596	—	—	11,329,856

Limited Circumstances (2)	1,200,000	—	1,129,717	6,695,537	9,150,195	—	—	18,175,449

Change of Control Termination (3)	11,100,000	—	1,129,717	6,695,537	9,150,195	—	50,400	28,125,849

(1)

Ms. Mooney is retirement eligible as she is at least age 60 with at least 10 years of service and therefore would receive full vesting treatment on unvested restricted stock units or stock option equity awards (as long as the award is more than one year outstanding). Ms. Mooney is also fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

(2)

In the event of a termination under Limited Circumstances, Ms. Mooney would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Ms. Mooney may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(3)

Ms. Mooney is entitled to receive severance of three times the sum of her base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as three additional years of deferred compensation matching contributions.

51

Compensation of Executive Officers and Directors

Donald R. Kimble

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	351,781	2,020,119	3,357,938	—	—	5,729,838
Disability	—	—	351,781	2,020,119	3,357,938	—	—	5,729,838
Retirement (1)	—	—	211,848	959,457	1,616,265	—	—	2,787,570
Limited Circumstances (2)	800,000	—	351,781	2,020,119	3,357,938	—	—	6,529,838
Change of Control Termination (3)	4,618,030	—	351,781	2,020,119	3,357,938	—	33,600	10,381,468

(1)	Mr. Kimble is retirement eligible as he is at least 55 with 5 years of service, and therefore would receive pro rata vesting treatment on all unvested, outstanding equity awards.

(2)

In the event of a termination under Limited Circumstances, Mr. Kimble would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Kimble may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(3)

Mr. Kimble is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Christopher M. Gorman

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	555,740	3,230,919	4,425,267	—	—	8,211,926
Disability	—	—	555,740	3,230,919	4,425,267	—	—	8,211,926
Retirement (1)	—	—	337,486	1,544,211	2,610,575	—	—	4,492,272
Limited Circumstances (2)	800,000	—	555,740	3,230,919	4,425,267	—	—	9,011,926
Change of Control Termination (3)	7,525,116	—	555,740	3,230,919	4,425,267	—	50,400	15,787,442

(1)

Mr. Gorman is retirement eligible as he is at least 55 with 5 years of service, and therefore would receive pro rata vesting treatment on all unvested, outstanding equity awards. Mr. Gorman is also fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

(2)

In the event of a termination under Limited Circumstances, Mr. Gorman would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Gorman may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(3)

Mr. Gorman is entitled to receive severance of three times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as three additional years of deferred compensation matching contributions.

52

            Compensation of Executive Officers and Directors

Andrew J. “Randy” Paine III

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)(1)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	422,149	2,595,064	3,233,049	490,900	—	6,741,162
Disability	—	—	422,149	2,595,064	3,233,049	490,900	—	6,741,162
Retirement (2)	—	—	—	—	—	—	—	—
Limited Circumstances (3)	600,000	—	422,149	2,595,064	3,233,049	—	—	6,850,262
Change of Control Termination (4)	4,428,605	—	422,149	2,595,064	3,233,049	490,900	33,600	11,203,367

(1)	Mr. Paine would receive accelerated vesting and payment of his outstanding Second Excess Cash Balance Pension Plan in the event of death, disability, or a Change of Control Termination.

(2)	Mr. Paine is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(3)

In the event of a termination under Limited Circumstances, Mr. Paine would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Paine may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(4)

Mr. Paine is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Amy G. Brady

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	207,567	2,409,041	1,736,697	—	—	4,353,305
Disability	—	—	207,567	2,409,041	1,736,697	—	—	4,353,305
Retirement (1)	—	—	—	—	—	—	—	—
Limited Circumstances (2)	700,000	—	207,567	2,409,041	1,736,697	—	—	5,053,305
Change of Control Termination (3)	3,628,605	—	207,567	2,409,041	1,736,697	—	33,600	8,015,510

(1)	Ms. Brady is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(2)

In the event of a termination under Limited Circumstances, Ms. Brady would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Ms. Brady may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(3)

Ms. Brady is entitled to receive severance of two times the sum of her base salary and target annual incentive plus 18 months of annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Pay Ratio

In compliance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal 2019, the median of the annual total compensation of all employees, excluding the CEO, is $63,748, calculated using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the 2019 Summary Compensation Table (“SCT”). The annual total compensation of the CEO, as reported in the SCT, is $9,663,988. The ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees is 152 to 1.

53

Compensation of Executive Officers and Directors

In determining the CEO pay ratio for fiscal 2019, we used the same median employee who was identified as such for purposes of our 2019 proxy statement. As disclosed in our 2019 proxy statement, the median employee was identified from our employee population as of December 31, 2018, excluding all employees located outside of the United States (who represented less than 5% of our total employee population), and using wages reported in Box 1 of IRS Form W-2 as a consistently applied compensation measure.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide companies with a great deal of flexibility in determining their pay ratio reporting methodologies and in estimating the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which, among other factors such as differences in employee populations, geographic locations, business strategies, and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including other companies within the financial services industry.

Directors’ Compensation

Consistent with our philosophy of aligning the economic interests of our directors and shareholders, the directors’ compensation paid to each non-employee director of KeyCorp consists of: (i) a cash retainer and (ii) stock-based compensation, referred to as “deferred shares.” The total amount of the cash retainer paid to each director differs depending upon whether the director serves as a member of certain committees of the Board, as chair of a committee of the Board, or as Lead Director of the Board. Neither of Ms. Mooney or Mr. Gorman, as an employee of KeyCorp, received in 2019 or will receive in 2020 any compensation for service as a director.

Annually, the Nominating and Corporate Governance Committee reviews the amount and form of directors’ compensation payable to KeyCorp directors, including by comparing our program to the amounts and forms of directors’ compensation payable at bank holding companies in our Peer Group (identified on page 34 of this proxy statement). The Nominating and Corporate Governance Committee periodically requests information from CAP to assist in this annual review and did so in connection with setting director compensation for 2020. The Nominating and Corporate Governance Committee reports the results of its annual review to the full Board and recommends to the full Board changes, if any, to directors’ compensation. For 2020, the Nominating and Corporate Governance Committee recommended no changes to the existing amounts of directors’ compensation but did establish an additional cash retainer for the chair of our new Technology Committee, and the full Board adopted those recommendations. Director compensation for 2019 and 2020 is described in the following table:

Annual Compensation Element	2019 ($)	2020 ($)
Cash Retainer	90,000	90,000
Deferred Share Award	130,000	130,000
Lead Director	40,000	40,000
Audit Committee Chair	40,000	40,000
Risk Committee Chair	40,000	40,000
Compensation and Organization Committee Chair	25,000	25,000
Technology Committee Chair	—	25,000
Nominating and Corporate Governance Committee Chair	20,000	20,000
Audit Committee Member	10,000	10,000
Risk Committee Member	10,000	10,000

Deferral of Cash Retainer

Directors may elect to defer payment of all or a portion of their cash retainer to a future date. Under the Directors’ Deferred Share Sub-Plan, the deferred cash retainer is converted into deferred shares that are payable in KeyCorp common shares on the specified deferral date.

Deferred Shares

The Board has determined that a significant portion of the Board’s compensation should be equity compensation in order to more closely align the economic interests of directors and shareholders. Other than Ms. Mooney and Mr. Gorman, each director receives an annual award of deferred shares consisting of restricted stock units under the Directors’ Deferred Share Sub-Plan.

54

            Compensation of Executive Officers and Directors

Each grant is subject to a minimum three-year deferral period, which is accelerated upon a director’s separation from the Board. The deferred shares are paid 50% in KeyCorp common shares and 50% in cash based on the value of a KeyCorp common share on the earlier of the last day of the deferral period or the date of the director’s separation from the Board.

Directors may elect to further defer the payment of any award of deferred shares beyond three years. If a further deferral election is made, 100% of these further deferred shares are paid in the form of KeyCorp common shares. Payment is not made on any further deferred shares until the designated deferral date, which may be beyond the director’s separation from the Board.

2019 Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in 2019. Ms. Mooney and Mr. Gorman, as employees of KeyCorp, were not compensated for their services as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Bruce D. Broussard	90,000	129,996	219,996
Charles P. Cooley	130,000	129,996	259,996
Gary M. Crosby	90,000	129,996	219,996
Alexander M. Cutler	150,000	129,996	279,996
H. James Dallas	100,000	129,996	229,996
Elizabeth R. Gile	130,000	129,996	259,996
Ruth Ann M. Gillis	100,000	129,996	229,996
William G. Gisel, Jr.	115,000	129,996	244,996
Carlton L. Highsmith	100,000	129,996	229,996
Richard J. Hipple	100,000	129,996	229,996
Kristen L. Manos	100,000	129,996	229,996
Barbara R. Snyder	90,000	129,996	219,996
David K. Wilson	100,000	129,996	229,996

(1)

Amounts reported in the “Fees Earned or Paid in Cash” column include fees for service as chair of a Board committee during 2019 as follows: William G. Gisel, Jr., Compensation and Organization Committee Chair; Charles P. Cooley, Audit Committee Chair; Elizabeth R. Gile, Risk Committee Chair; and Alexander M. Cutler, Nominating and Corporate Governance Committee Chair. Amounts reported in the “Fees Earned or Paid in Cash” column further include fees for service as a member of the Risk Committee and Audit Committee during 2019 as follows: H. James Dallas, Audit Committee Member; Ruth Ann M. Gillis, Risk Committee Member; Carlton L. Highsmith, Risk Committee Member; Richard J. Hipple, Audit Committee Member; Kristen L. Manos, Audit Committee Member; and David K. Wilson, Risk Committee Member. For Alexander M. Cutler, the amount reported in the “Fees Earned or Paid in Cash” column also includes fees for his service during 2019 as Lead Director.

(2)

Amounts reported in the Stock Awards column represent the aggregate grant date fair value of the stock awards granted during the year computed in accordance with applicable accounting guidance. The accounting assumptions used in calculating the grant date fair value are presented in Note 17 to the Consolidated Financial Statements of our 2019 Annual Report. On May 23, 2019, each director who was then serving received a grant of 7,869 fully vested deferred shares at a fair market value of $130,000 rounded down to the nearest whole share. One-half of this deferred share award is payable in shares and one-half of this award is payable in cash on the third anniversary of the grant date unless the director has elected to further defer payment, in which case the entire award is payable in shares.

55

Compensation of Executive Officers and Directors

As of December 31, 2019, the non-employee directors listed in the table below had outstanding stock awards payable in common shares in the following amounts:

Name	Outstanding Stock Awards
Bruce D. Broussard	14,057
Charles P. Cooley	95,390
Gary M. Crosby	10,902
Alexander M. Cutler	52,025
H. James Dallas	10,902
Elizabeth R. Gile	50,092
Ruth Ann M. Gillis	40,243
William G. Gisel, Jr.	81,233
Carlton L. Highsmith	10,902
Richard J. Hipple	42,248
Kristen L. Manos	112,968
Barbara R. Snyder	117,001
David K. Wilson	21,802

56

            Audit Matters

Audit Matters

Ernst & Young’s Fees

The following is a summary and description of fees billed for services provided by our independent auditor, Ernst & Young, for fiscal years 2019 and 2018.

Services	2019 ($)	2018 ($)
Audit Fees (1)	7,316,000	6,671,000
Audit-Related Fees (2)	1,282,000	1,047,000
Tax Fees (3)	68,000	138,000
All Other Fees (4)	—	—
Total	8,666,000	7,856,000

(1)

Aggregate fees billed for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for fiscal years 2019 and 2018, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2019 and 2018, and audits of KeyCorp subsidiaries for fiscal years 2019 and 2018. The increase in fees year over year related to additional procedures in 2019 related to the implementation of the accounting standard regarding Current Expected Credit Losses.

(2)

Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of KeyCorp’s financial statements and are not reported as “audit fees” above. These services consisted of attestation and compliance reports in 2019 and 2018.

(3)

Aggregate fees billed for tax services. These services consisted of tax compliance services provided to certain investment funds managed by KeyCorp and tax compliance services provided to certain domestic and foreign subsidiaries of KeyCorp in 2019 and 2018.

(4)	Aggregate fees billed for products and services other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a Policy Statement on Independent Auditing Firm’s Services and Related Fees, which governs the Audit Committee’s pre-approval process for services provided by the independent audit firm and fees paid to such firm. Those services may include audit services, audit-related services, tax services, and other services. Any audit, audit-related, tax, or other services not incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement and that are proposed subsequent to that approval require the pre-approval of the Audit Committee, which may be delegated to the Chair of the Audit Committee, whose action on the request shall be reported at the next meeting of the full Audit Committee. Audit, audit-related, tax, and other services incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement, and which are recurring in nature, do not require recurring pre-approvals during the year of the initial pre-approval. The independent audit firm is required to regularly report to the Audit Committee regarding the extent of audit, audit-related, tax, and other services provided by the independent audit firm and the related fees for such services. During 2019, all services were pre-approved by the Audit Committee in accordance with this policy.

57

Audit Committee Report

Audit Committee Report

The Audit Committee of the KeyCorp Board of Directors is currently composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee annually selects KeyCorp’s independent auditors, subject to shareholder ratification.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit KeyCorp’s financial statements. The independent audit firm is responsible for performing an independent audit of KeyCorp’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for KeyCorp’s internal controls and financial reporting process.

Annually, the Audit Committee considers the results of an evaluation of the qualifications, experience, candor, independence, objectivity, and professional skepticism of the independent external auditor in determining whether to retain the firm for the next fiscal year. As part of this evaluation, the Audit Committee reviews and considers the results of the Public Company Accounting Oversight Board’s annual inspection of the independent external auditor. The evaluation is led by KeyCorp’s Chief Risk Review Officer, who reports directly to the Audit Committee. The Audit Committee oversees the audit fees negotiations associated with KeyCorp’s retention of the independent auditor and has the sole authority to approve the audit fees. In accordance with rules of the Securities and Exchange Commission, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to KeyCorp. In conjunction with this five-year mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the independent auditor’s new lead engagement partner. Pursuant to the five-year mandated rotation, a new lead engagement partner was designated in 2016. Ernst & Young has been retained as KeyCorp’s independent external auditor continuously since the 1994 merger of KeyCorp and Society Corporation. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as KeyCorp’s independent external auditor is in the best interests of KeyCorp and its investors. At each regularly scheduled meeting, the Audit Committee holds executive sessions and private meetings with individual members of management, internal audit, and the independent external auditor as the Audit Committee deems necessary.

In fulfilling its oversight responsibility, the Audit Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Audit Committee. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Audit Committee’s oversight assure that the audit of KeyCorp’s financial statements has been carried out in accordance with generally accepted auditing standards or that the audited financial statements are presented in accordance with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements of KeyCorp for the year ended December 31, 2019 (“Audited Financial Statements”) with KeyCorp’s management and Ernst & Young. In addition, the Audit Committee has discussed with Ernst & Young the Critical Audit Matters and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission. A portion of the Audit Committee’s review and discussion with Ernst & Young occurred in private sessions, without KeyCorp management present. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young its independence from KeyCorp.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to KeyCorp’s Board of Directors the inclusion of the Audited Financial Statements in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2019, that was filed with the Securities and Exchange Commission.

Audit Committee of the KeyCorp Board of Directors:

Charles P. Cooley (Chair)

H. James Dallas

Richard J. Hipple

Kristen L. Manos

58

            PROPOSAL TWO: Ratification of Independent Auditor

PROPOSAL TWO: Ratification of Independent Auditor

The Audit Committee of the Board of Directors of KeyCorp has appointed Ernst & Young LLP (“Ernst & Young”) as KeyCorp’s independent auditor to examine the financial statements of KeyCorp and its subsidiaries for the 2020 fiscal year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young.

A representative of Ernst & Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

Although shareholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young as KeyCorp’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” the ratification of this appointment.

59

PROPOSAL THREE: Advisory Approval of KeyCorp’s Executive Compensation

PROPOSAL THREE: Advisory Approval of KeyCorp’s Executive Compensation

KeyCorp’s Board of Directors is providing shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers at this Annual Meeting as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act. At the 2017 Annual Meeting of Shareholders, shareholders were asked to recommend how often they should be given the opportunity to cast this advisory vote. The shareholders overwhelmingly voted for an annual advisory vote on executive compensation and the Board approved this choice. The next shareholder vote on the frequency of future votes on Named Executive Officer compensation is expected to occur at our 2023 Annual Meeting of Shareholders.

The vote on the compensation of our Named Executive Officers will not be binding on or overrule any decisions by KeyCorp’s Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of KeyCorp’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, as described in the Compensation Discussion and Analysis section beginning on page 22 of this proxy statement, the Compensation Committee has taken into account the results of previous votes on this issue in considering executive compensation arrangements and will take into account the outcome of this year’s vote when considering such arrangements in the future.

This advisory proposal was approved by approximately 91% of the KeyCorp common shares represented at the 2019 Annual Meeting of Shareholders. As discussed in the Compensation Discussion and Analysis section beginning on page 22 of this proxy statement, the Compensation Committee believes that the compensation of our Named Executive Officers for 2019 is reasonable and appropriate in light of the 2019 performance of the Company, is consistent with our pay-for-performance compensation philosophy, and helps to ensure the alignment of management’s interests with our shareholders’ interests to support long-term value creation.

The Board of Directors has determined that the best way to allow shareholders to vote on KeyCorp’s executive compensation is through the following resolution:

RESOLVED, that the shareholders approve on an advisory basis KeyCorp’s Named Executive Officer compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

60

            PROPOSAL FOUR: Shareholder Proposal Seeking to Reduce Ownership Threshold to Call Special Shareholder Meeting

PROPOSAL FOUR: Shareholder Proposal Seeking to Reduce Ownership Threshold to Call Special Shareholder Meeting

The following proposal was submitted for inclusion in this proxy statement by Mr. John Chevedden, on behalf of Mr. Kenneth Steiner. Mr. Steiner owns KeyCorp common shares with a market value in excess of $2,000. In accordance with rules of the Securities and Exchange Commission, the text of Mr. Steiner’s resolution and supporting statement appear below, printed verbatim from his submission. The Board of Directors recommends a vote “AGAINST” this proposal.

Proposal Four—More Accessible Shareholder Right to Call a Special Meeting

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner. This proposal does not impact our board’s current power to call a special meeting.

Greater special meeting accessibility is of increased importance at KeyCorp since KeyCorp shareholders permanently lack the right to act by written consent. A shareholder right to call a special meeting and to act by written consent and are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle such as the election of directors. More than 100 Fortune 500 companies provide for shareholders to call special meetings and to act by written consent. The lax corporation laws of Ohio do not allow shareholder action by written consent at KeyCorp.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013.

This proposal topic also won 47%-support at the 2018 KeyCorp annual meeting. This 47%-support represented majority support from the shareholders who have access to independent proxy voting advice.

“KeyCorp regularly engages with shareholders to solicit and discuss their views on governance…” according to the 2018 KeyCorp proxy. If this is correct why did at least 47% of shares reject management’s advice on this proposal topic?

Making the right to call a special meeting more accessible to shareholders is showing increased support. For instance this proposal topic won 51%-support at O’Reilly Automotive, Inc. (ORLY) in 2019 – up from 41%-support the year before.

An enhanced ability of shareholders to call a special meeting would put shareholders in a better position to have a role in improving the makeup of our board of directors. For instance, we do not have oversight of our CEO by an independent chairman. A proposal for oversight of our CEO by an independent chairman won 54%-support at an earlier KeyCorp annual meeting. This 54%-support for better oversight of our CEO would have been higher (perhaps 60%) if small shareholders had access to independent proxy voting advice.

The lack of oversight of our CEO by an independent chairman was compounded at KeyCorp since our Lead Director, Alexander Cutler, had our longest director tenure at 19-years. Long-tenure can take a toll on the independence of a director. Independence is a priceless attribute in a Lead Director.

Please vote to enhance management accountability to shareholders:

More Accessible Shareholder Right to Call a Special Meeting—Proposal Four

61

PROPOSAL FOUR: Shareholder Proposal Seeking to Reduce Ownership Threshold to Call Special Shareholder Meeting

Board of Directors Recommendation and Statement

The Board of Directors has carefully reviewed the proposal and recommends that the shareholders vote AGAINST it.

KeyCorp already permits shareholders holding 25% of all shares outstanding to call special meetings of shareholders for any purpose. The Board strongly believes that 25% is a reasonable and meaningful threshold that appropriately balances the shareholders’ ability to call a special meeting with not forcing KeyCorp to expend significant time and money on a special meeting that only a small minority of shareholders wants. Our current threshold can be met by as few as four of our shareholders acting together. Moreover, a 25% threshold is also the same as, or lower than, the special meeting rights at 73.3% of 468 S&P 500 companies surveyed by FactSet.org.

Holding a special meeting costs money and demands significant attention from the Board of Directors and senior management. In addition, there is also a disruption to the Company’s normal business operations. Reducing the threshold to 10% could cause KeyCorp to spend time and resources on a special meeting even if up to 90% of shareholders do not want such a special meeting. Special meetings should be limited to instances when there are truly important or urgent matters or concerns that need to be addressed.

In addition to the existing right of shareholders to call a special meeting, the Board has in place robust corporate governance policies that promote Board accountability and provide shareholders with a meaningful voice to communicate their priorities to the Board and KeyCorp management. These policies include the annual election of directors using a majority vote standard, a market-standard proxy access right for shareholders to include their director nominations in the Company’s proxy statement (subject to the requirements in KeyCorp’s Regulations), the right to submit proposals for inclusion in the Company’s proxy statement for consideration at an annual meeting (subject to the regulations of the SEC), and the opportunity to vote annually on the advisory “say-on-pay” vote on executive compensation. In addition, the Board, our independent Lead Director, and KeyCorp management regularly engage with shareholders to solicit and discuss their views on governance, executive compensation, and other matters. Feedback received from shareholders as part of our engagement program has in recent years informed Board action, as described more fully in the “Shareholder Engagement” section beginning on page 16 of this proxy statement. Most recently, as a result of shareholder feedback, the Board adopted a market-standard proxy access right in May 2019.

Our strong corporate governance policies and practices, including the ability of a reasonable minority of shareholders to call special meetings, already provide our shareholders with the ability to raise important matters with the Board and senior management. Accordingly, we believe that this shareholder proposal is not in the best interests of KeyCorp and its shareholders, and for the reasons described above, the Board recommends that shareholders vote AGAINST this shareholder proposal.

Vote Required

Approval of this shareholder proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “AGAINST” this proposal.

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            General Information about the Annual Meeting

General Information about the Annual Meeting

Matters to Be Presented

KeyCorp’s Board of Directors is not aware of any other matter to be presented at the Annual Meeting except those described in this proxy statement. If any other matter is properly brought before the Annual Meeting, the individuals you have authorized to vote your shares will vote on your behalf using their best judgment.

How Votes Will Be Counted

Each KeyCorp common share is entitled to one vote on each matter to be considered at the Annual Meeting. To transact business at the Annual Meeting, a majority of KeyCorp’s outstanding common shares must be present in person or by proxy. This is known as a quorum. If you return a valid proxy, your shares will be counted for determining if a quorum is present at the Annual Meeting.

You may vote “FOR” or “AGAINST,” or choose to “ABSTAIN” from voting for, each nominee for the Board of Directors and for each of the other proposals. Generally, choosing to “ABSTAIN” from a vote is counted as a vote “AGAINST” a particular proposal. However, a vote to “ABSTAIN” from the election of any director (as in Proposal One of this proxy statement) will not be counted as a “FOR” or “AGAINST” vote. Even if you choose to “ABSTAIN” on any or every proposal, your shares will still be counted toward the quorum.

If you hold your shares through a broker, your broker’s ability to vote your shares for you is governed by the rules of the New York Stock Exchange. Without your specific instruction, a broker or other nominee may only vote your shares on routine proposals. Your broker will submit a proxy card on your behalf but leave your shares unvoted on non-routine proposals—this is known as a “broker non-vote.” Without your specific instruction, your broker will not vote your shares on Proposals One (Election of Directors), Three (Advisory Approval of KeyCorp’s Executive Compensation), and Four (Shareholder Proposal Seeking to Reduce Ownership Threshold to Call Special Shareholder Meeting), which the New York Stock Exchange considers “non-routine” proposals. Non-votes will not be counted “FOR” or “AGAINST” these proposals. Proposal Two is a routine matter on which your broker will vote without your instruction. Therefore, broker non-votes are not expected to occur with respect to Proposal Two. Broker non-votes will still be counted toward the quorum.

To ensure your shares are voted at the meeting, you are urged to provide your proxy instructions promptly by telephone, online, or by mailing your signed proxy card in the enclosed envelope. KeyCorp common shares represented by properly executed proxy cards, online instructions, or telephone instructions will be voted as you direct. If you do not vote at all on an otherwise properly-executed proxy card or your properly submitted online instruction gives no voting direction whatsoever, the proxies will vote your shares “FOR” the election of the nominees named herein as directors (Proposal One), “FOR” the ratification of the appointment of Ernst & Young as our independent auditors for the fiscal year ending December 31, 2020 (Proposal Two), “FOR” advisory approval of KeyCorp’s executive compensation (Proposal Three), and “AGAINST” the shareholder’s proposal seeking to reduce the ownership threshold to call a special shareholder meeting (Proposal Four).

Revoking a Proxy

If you have submitted your proxy and would like to revoke it, you may do so any time before your shares are voted at the Annual Meeting by: (i) filing a notice with the Secretary of KeyCorp revoking your proxy, (ii) submitting a new, subsequently dated proxy (whether by proxy card, online, or telephone), or (iii) attending the Annual Meeting and electing to vote your shares in person. Your presence at the Annual Meeting alone will not revoke your proxy.

Cost of Proxy Solicitation

KeyCorp will pay for preparing, printing, and mailing these proxy materials. Officers and employees of KeyCorp and its subsidiaries may solicit the return of proxies, but will not receive additional compensation for those efforts. KeyCorp has engaged D.F. King to assist in the solicitation of proxies at an anticipated cost of $15,500 plus expenses. KeyCorp will request that brokers, banks, custodians, nominees, and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitations may be made by mail, telephone, or other means.

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General Information about the Annual Meeting

Attending the Annual Meeting

In Person

If you attend the Annual Meeting in person, you will be asked to present photo identification (such as a state-issued driver’s license) and proof that you own KeyCorp common shares before entering the meeting. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold shares in street name (through a bank or broker, for example), a recent brokerage statement or a letter from your broker or bank showing your holdings of KeyCorp common shares is proof of ownership. If you want to vote shares that you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the broker, bank, or other nominee that holds your shares.

Online Access

The Annual Meeting will be webcast live on our website: www.key.com/ir. Please visit the website before the meeting starts to determine if you need additional software to view the webcast.

Potential for Change to Annual Meeting

As part of our effort to maintain a safe and healthy environment at our Annual Meeting, we are closely monitoring statements issued by local, state, and federal authorities regarding the novel coronavirus disease, COVID-19. In connection therewith, we reserve the right to reconsider the date, time, and/or means of convening the Annual Meeting, including the possibility that the meeting may be held solely by means of remote communication, under Article I of our Regulations. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website, and filed with the SEC. In the event that the meeting is held by means of remote communication, we recommend shareholders retain a copy of the control number contained on the proxy card or shareholder meeting notice in order to access the meeting virtually. We also encourage attendees to review guidance from public health authorities on this issue.

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            Additional Information

Additional Information

Proxy Statement Proposals for the 2021 Annual Meeting of Shareholders

The deadline for shareholders to submit proposals under the provisions of Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for the 2021 Annual Meeting of Shareholders is the end of the business day on December 7, 2020.

Other Proposals and Director Nominations for the 2021 Annual Meeting of Shareholders

KeyCorp’s Regulations set an advance notice procedure for director nominations and for proposals a shareholder wishes to present directly at an annual meeting (rather than submitting for inclusion in our proxy statement under Rule 14a-8).

Shareholder proposals submitted outside of Rule 14a-8 for the 2021 Annual Meeting of Shareholders must be received by the Secretary of KeyCorp no less than 90 and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or no earlier than January 21, 2021, and no later than February 20, 2021. Article I, Section 9 of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder proposal. The KeyCorp proxy relating to the 2021 Annual Meeting of Shareholders will give the proxy holders the discretion to vote or not vote on proposals submitted outside the Rule 14a-8 process that do not comply with the requirements in KeyCorp’s Regulations.

Shareholders who wish to nominate a person for election as a director of KeyCorp at an annual meeting through KeyCorp’s advance notice procedure must strictly comply with the requirements of Article I, Section 9 of KeyCorp’s Regulations, including providing notice to the Secretary of KeyCorp not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or no earlier than January 21, 2021, and no later than February 20, 2021. Article I, Section 9 of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder director nomination.

Shareholders may also nominate a person for election as a director of KeyCorp at an annual meeting through KeyCorp’s proxy access procedure contained in Article I, Section 10 of KeyCorp’s Regulations. A shareholder, or group of up to 20 shareholders, owning at least 3% of KeyCorp’s outstanding stock entitled to vote generally in the election of directors continuously for at least three years, may nominate and include in the KeyCorp proxy relating to the 2021 Annual Meeting of Shareholders, director nominees constituting the greater of two, or 20% of the number of directors in office as of the last day on which a shareholder notice may be delivered under Section 10 of the Regulations with respect to the 2021 Annual Meeting of Shareholders (or if such amount is not a whole number, the closest whole number (rounding down) below 20%), provided that the shareholder(s) and director nominee(s) satisfy the requirements specified in Article I, Sections 9 and 10, as applicable. A shareholder notice provided under Section 10 of the Regulations for the 2021 Annual Meeting of Shareholders must be provided to the Secretary of KeyCorp no less than 120 days and no more than 150 days prior to the first anniversary of the date this proxy statement was first released to shareholders in connection with the 2020 Annual Meeting, or no earlier than November 7, 2020, and no later than December 7, 2020.

Limited exceptions apply to both the advance notice and proxy access deadlines if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting.

A copy of our Regulations was attached as Exhibit 3.2 to our Form 10-Q, filed with the Securities and Exchange Commission on August 1, 2019, and is available through its website (www.sec.gov). Upon written request to the Secretary of KeyCorp, KeyCorp will provide any shareholder, without charge, a copy of the procedures governing shareholder proposals or the nomination of directors.

Shareholder nominations or proposals should be submitted to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. The Secretary will direct the materials to the Chair of the Nominating and Corporate Governance Committee.

Eliminating Duplicative Proxy Materials

A single Notice of Internet Availability of Proxy Materials or a single copy of our 2019 Annual Report on Form 10-K and this proxy statement will be delivered to multiple shareholders who live at the same address. If you live at the same address as another shareholder and would like to receive your own copy of the Notice of Internet Availability of Proxy Materials, 2019 Annual Report, or this proxy statement, please contact KeyCorp’s transfer agent, Computershare Investor Services, LLC, by telephone at (800) 539-7216 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. A separate copy of the Notice of Internet Availability of Proxy Materials, or of our 2019 Annual Report and this proxy statement, will be delivered to you promptly and without charge.

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Additional Information

If you live at the same address as another shareholder and are receiving multiple copies of our proxy materials, please contact Computershare at the telephone number or address above if you only want to receive one copy of those materials.

Annual Report

KeyCorp will provide without charge to each beneficial holder of KeyCorp common shares on the record date, upon written request of any such person, a copy of our 2019 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Any such request should be made in writing to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Materials may also be requested online, by visiting www.key.com/ir, clicking on “Email & Material Requests” on the top navigation under “Investor Overview,” and completing the provided form.

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KeyCorp
127 Public Square
Cleveland, OH 44114-1306

001CSN41A9

©2020 KeyCorp **KeyBank is Member FDIC**

Your vote matters - here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 21, 2020 at 1:00 a.m., local time. Votes submitted by participants in KeyCorp 401(k) Savings Plan must be received by May 19, 2020 at 1:00 A.M., local time.

Online
Go to www.envisionreports.com/KEY or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KEY

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Directors
The Board of Directors recommends a vote FOR the listed nominees. 1. Nominees:		+

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Bruce D. Broussard	☐	☐	☐	02 - Gary M. Crosby	☐	☐	☐	03 - Alexander M. Cutler	☐	☐	☐

04 - H. James Dallas	☐	☐	☐	05 - Elizabeth R. Gile	☐	☐	☐	06 - Ruth Ann M. Gillis	☐	☐	☐

07 - Christopher M. Gorman	☐	☐	☐	08 - Carlton L. Highsmith	☐	☐	☐	09 - Richard J. Hipple	☐	☐	☐

10 - Kristen L. Manos	☐	☐	☐	11 - Barbara R. Snyder	☐	☐	☐	12 - David K. Wilson	☐	☐	☐

B	Proposals

The Board of Directors recommends a vote FOR Proposal 2.	For	Against	Abstain	The Board of Directors recommends a vote FOR Proposal 3.	For	Against	Abstain

2. Ratification of the appointment of independent auditor.	☐	☐	☐	3. Advisory approval of executive compensation.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4.

4. Shareholder proposal seeking to reduce ownership threshold to call special shareholder meeting.	☐	☐	☐

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2020 Annual Meeting Admission Ticket

The KeyCorp Annual Meeting of Shareholders

Thursday, May 21, 2020

One Cleveland Center

1375 East Ninth Street, Cleveland, Ohio 44114

8:30 a.m. local time

Upon arrival, please present this admission ticket and photo identification at the registration desk

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/KEY

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KEY

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy Solicited on Behalf of the Board of Directors of KeyCorp for the Annual Meeting on May 21, 2020

The undersigned hereby constitutes and appoints Christopher M. Gorman, Craig T. Beazer, and Carrie A. Benedict, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 21, 2020, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees and FOR Proposals 2 and 3, and AGAINST Proposal 4. In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power given by the signer to vote at the said meeting or any adjournment thereof.

To: The Bank of New York Mellon, Trustee (the “Trustee”) under the KeyCorp 401(k) Savings Plan (the “Plan”).

I, as a participant in the Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my instructions on this card and the provisions of the Plan, all Common Shares of KeyCorp attributable to my KeyCorp Stock Fund account under the Plan (the “Allocated Shares”), as of the record date for the Annual Meeting of Shareholders of KeyCorp. For each proposal listed on the voting instruction card mark only one box. The Trustee will vote your Allocated Shares in accordance with your instructions provided, however, that Computershare Investor Services, LLC receives your voting instructions by 1:00 AM, Eastern Time, on May 19, 2020.

This voting instruction card when properly executed will be voted as directed by you. If no voting instructions are given or if your voting instructions are not properly executed, the Trustee will vote those shares in the same proportion as those Allocated Shares that are actively voted by Plan participants.

I hereby revoke any and all voting instructions previously given to vote at this meeting or any adjournments thereof. Please sign exactly as your name appears on the books of KeyCorp, date, and promptly return this voting instruction card in the enclosed envelope.

C	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

D	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

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+

Online Go to www.envisionreports.com/KEY or scan the QR code — login details are located in the shaded bar below.
Votes submitted electronically must be received by May 21, 2020 at 1:00 a.m., local time. Votes submitted by participants in KeyCorp 401(k) Savings Plan must be received by May 19, 2020 at 1:00 a.m., local time.

Important Notice Regarding the Availability of Proxy Materials for the KeyCorp Shareholder Meeting to be held on May 21, 2020.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2020 Proxy Statement and the 2019 Annual Report on Form 10-K are available at:

Easy Online Access — View your proxy materials and vote.

Step 1:    Go to www.envisionreports.com/KEY.

Step 2:    Click on Cast Your Vote or Request Materials.

Step 3:    Follow the instructions on the screen to log in.

Step 4:    Make your selections as instructed on each screen for your delivery preferences.

Step 5:    Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 11, 2020 to facilitate timely delivery.

⬛	+

The KeyCorp Annual Meeting of Shareholders will be held on May 21, 2020 at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, at 8:30 a.m., local time. For directions, please call (216) 689-4221.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3, and AGAINST Proposal 4:

1.	Election of Directors: the nominees of the Board of Directors whose term of office will expire in 2021 are:

Bruce D. Broussard, Gary M. Crosby, Alexander M. Cutler, H. James Dallas, Elizabeth R. Gile, Ruth Ann M. Gillis, Christopher M. Gorman, Carlton L. Highsmith, Richard J. Hipple, Kristen L. Manos, Barbara R. Snyder, and David K. Wilson.

2.	Ratification of the appointment of independent auditor.

3.	Advisory approval of executive compensation.

4.	Shareholder proposal seeking to reduce ownership threshold to call special shareholder meeting.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—   Internet - Go to www.envisionreports.com/KEY. Click Cast Your Vote or Request Materials.

—   Phone - Call us free of charge at 1-866-641-4276.

—   Email - Send an email to investorvote@computershare.com with “Proxy Materials KeyCorp” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 11, 2020.